Exhibit 10.15

SUBLEASE

1.	PARTIES.

This Sublease, dated December 29, 2017 (“Effective Date”) is made between THE MEDICINES COMPANY, a Delaware corporation (“Sublessor”), and GOSSAMER BIO, Inc., a Delaware corporation (“Sublessee”).

2.	MASTER LEASE.

Sublessor is the lessee under that certain Lease Agreement dated October 1, 2014, as amended by that certain First Amendment to Lease dated as of January 12, 2017 (collectively, the “Master Lease”) attached as Exhibit ‘C’, wherein ARE-SD Region No. 35, LLC (“Lessor”) leased to Sublessor the building located in the City of San Diego, San Diego County, State of California, described as: 3013 Science Park Road, San Diego, California, 92121 (“Master Premises”).

3.	PREMISES.

Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises: approximately 32,039 rentable square feet (subject to adjustment in the event of a remeasurement of the Building or Premises pursuant to the Master Lease) on the second (2nd) floor of the Master Premises as shown in Exhibit ‘A’ attached hereto, to be referred to as Suite 200 and Suite 250 (the “Premises”). Sublessee’s rights hereunder shall include shared use of the building lobby and the open meeting areas/amphitheater between the first and second floor of the Master Premises as well as shared use of the Common Areas (as defined in, and subject to the terms of, the Master Lease). Subject to the terms of Article 40 of the Master Lease and the consent of Lessor, Sublessee’s employees will have the right to use and access the Torreyana Project (as defined in the Master Lease).

4.	WARRANTIES.

Sublessor warrants and represents to Sublessee that, to Sublessor’s current actual knowledge, the Master Lease is in full force and effect and Sublessor is not in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

Sublessee covenants that it will occupy the Premises in accordance with the terms of the Master Lease as incorporated herein and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublessor liable for any damage, charge or expense thereunder. Sublessee warrants and represents that all financial information relating to Sublessee which has been provided to Sublessor is true and correct, including, without limitation, information relating to Sublessee’s Series A Preferred Stock financing.

5.	TERM.

The term of this Sublease (the “Term”) shall commence on the Commencement Date and shall expire on the last day of the month which is eighty-four (84) full months after the Rent Commencement Date (as defined below). The Term of this Sublease shall commence on the date (the “Commencement Date”) which is the latest of (i) the full execution and delivery of this Sublease, (ii) receipt of Lessor’s consent to this Sublease and (iii) Sublessee providing a bank statement and certification from an officer of Sublessee verifying that its Series A Preferred Stock Financing has closed and at least $50 Million has been received by Sublessee from its investors (“Financing Contingency”). Following the latest of (i), (ii) and (iii) above, Sublessee shall be provided access to Premises for a period of fifteen (15) days (“Early Access Period”) for the installation of furniture, fixtures, equipment or other special leasehold improvements including but not limited to telephones, computer wiring and networking cable (provided that Sublessee will obtain the prior consent of Lessor and Sublessor to such items to the extent required by the Master Lease or this Sublease). Sublessee shall not be obligated to pay any Base Rent or Operating Expenses/utilities during the Early Access Period (subject to the last paragraph of this Section 5). Accordingly, Base Rent will not commence to accrue until the first day after the Early Access Period (such day, the “Rent Commencement Date”).

If for any reason Sublessor does not deliver possession to Sublessee on the Commencement Date, the validity of this Sublease shall not be impaired. Notwithstanding the foregoing, if Sublessor has not delivered possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of possession of the Premises to Sublessee, Sublessee may give written notice to Sublessor of Sublessee’s intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least five (5) business days after delivery of said notice to Sublessor. If Sublessor delivers possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver possession to Sublessee on or before such effective date, this Sublease shall be cancelable by Sublessee, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee (subject to the following paragraph of this section), this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. Sublessee may not cancel this Sublease for any other reason than those contained herein.

Sublessor has agreed not to market or sublet the Premises to any third parties during the time period prior to January 19, 2018 in order to allow Sublessee time to satisfy the Financing Contingency. In consideration of Sublessor’s agreement to provide such option on the Premises to Sublessee, Sublessee has agreed to the terms of this paragraph. If Sublessee does not satisfy the Financing Contingency and provide the required documentation above to Sublessor on or before January 19, 2018, Sublessor may terminate this Sublease by delivery of written notice to Sublessee, which notice will set forth an effective date for such termination at least five (5) business days after the date of such notice (the “Effective Date”). If Sublessee satisfies the Financing Contingency prior to the Effective Date, then Sublessor’s termination notice shall be deemed null and void and this Sublease will remain in full force and effect (subject to receipt of Lessor’s consent within the time period set forth in Section 24 below). If the Financing Contingency is not satisfied by the Effective Date, then this Sublease will terminate effective as of the Effective Date and Sublessor will return the Security Deposit to Sublessee within fifteen (15) business days after the termination date, but Sublessor will be entitled to retain an option fee amount equal to $118,544.30 (i.e., an amount equal to the first month’s Base Rent) as consideration for the option granted by Sublessor pursuant to this paragraph. If this Sublease is terminated in accordance with this paragraph, neither party will have any further liability to the other on account of this Sublease or any other actions between the parties prior to the termination date (other than Sublessee’s obligation to pay the option fee set forth above). For clarity, in the event of a termination, Sublessee will not be entitled to any reimbursement for costs or expenses incurred by Sublessee, including without limitation, costs incurred for space planning, ordering of furniture, materials or similar items in preparation for occupancy of the Premises, and Sublessee agrees that Sublessor shall have no liability or responsibility in connection therewith.

6.	RENT AND ADDITIONAL RENT.

Sublessee shall pay to Sublessor, without deduction, setoff, notice or demand, at The Medicines Company, 8 Sylvan Way, Parsippany, NJ 07054, Attention: Accounts Receivable, or at such other place as Sublessor shall designate from time to time by written notice to Sublessee, the sum of $118,544.30 per month (based upon $3.70 per rentable square foot of the Premises) (“Base Rent”), on the first day of each month of the Term. Sublessee shall pay to Sublessor concurrently with Sublessee’s execution of this Sublease, the sum of $118,544.30 as prepayment of the first month of Base Rent due hereunder. If the Rent Commencement Date falls on a day other than the first day of a month, the Base Rent for the partial months shall be prorated on a per diem basis based on the actual number of days in the month in which the Rent Commencement Date occurs.

(A)

Annual Increase. The monthly Base Rent shall increase by 3% on each anniversary of the first day of the first full month following the Commencement Date (for instance, if Commencement Date is January 15, 2018 then the annual increase shall occur every February 1st starting on January 1, 2019).

(B)

Abated Rent. Sublessee will not be entitled to the benefit of any rent abatement or reduction provided to Sublessor under the Master Lease. However, Sublessee shall receive abatement of its obligation to pay fifty percent (50%) of the monthly Base Rent due hereunder during the second (2nd) through tenth (10th) full months of the Term of this Sublease (for instance, if Commencement Date is January 15, 2018 then 50% of Base Rent shall be abated for the months of March-November 2018). Sublessee shall be responsible for its Pro Rata Share (as defined below) of all other Rent payable hereunder and for janitorial costs for the Sublease Premises during such Base Rent abatement period. In the event Sublessee defaults under this Sublease after the expiration of any applicable notice and cure period, Sublessor will be entitled to reimbursement of all Base Rent abated pursuant to this paragraph.

(C)

Additional Rent. Commencing as of the Commencement Date and continuing thereafter throughout the Term of this Sublease, Sublessee shall pay as “Operating Expenses” its Pro Rata Share of all Operating Expenses, Amenities Fees and Taxes, as defined in Master Lease. Sublessee’s Pro Rata Share is hereby agreed to be 50.86% (subject to adjustment in the event of a remeasurement of the Building or Premises pursuant to the Master Lease) (“Pro Rata Share”). Sublessee shall pay Operating Expenses based on estimates provided by Sublessor (which shall be based upon the estimates provided by Lessor under the Master Lease), at the same time and in the same manner as the payment of Base Rent. Upon Sublessor’s receipt of an Annual Statement (as defined in the Master Lease), Sublessee will be credited with its Pro Rata Share of any overpayment shown in such Annual Statement, or will pay, within fifteen (15) days after demand, its Pro Rata Share of any underpayment as shown in such Annual Statement. In addition, Sublessee shall pay Sublessor a property management fee in an amount equal to three percent (3%) of the Base Rent, provided that during any period of full or partial Base Rent abatement, Sublessee shall pay the property management fee based on the amount of Base Rent that would have been payable but for the Base Rent abatement. All sums payable by Sublessee hereunder, including, without limitation Operating Expenses and the property management fee, may be referred to as “Additional Rent” and all Additional Rent, together with Base Rent may be referred to herein as “Rent.”

(D)

Utilities. Sublessee will be responsible for all janitorial services and utility costs for the Sublease Premises commencing on the Commencement Date. If a separate electric meter is not in place for Premises, Sublessor may pass through a charge for Sublessee’s utilities based on Sublessee Pro Rata Share of the utility bills for the Building.

7.	USE.

The Sublease Premises may be used for research and development laboratory, related office and other related uses permitted by Applicable Laws, including zoning ordinances, and the Master Lease. Sublessee shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or act which is unlawful.

8.	TENANT IMPROVEMENTS AND RESTORATION.

Sublessee will not be permitted to commence any work within the Premises or to store or move any property into the Premises prior to the Commencement Date. Sublessee will not be provided access cards or keys until the Commencement Date, and may only enter the Premises when escorted by a representative of Sublessor.

Contingent upon the satisfaction of all contingencies to this Sublease, Sublessor shall provide Sublessee with a Tenant Improvement Allowance (“TIA”) equal to One Hundred and Fifty Thousand Dollars ($150,000.00) in order to fund its improvements to Premises (“Tenant Improvements”) as shown in Exhibit ‘B’ which may include installing solid wood doors in the new private offices and under-floor conduit for cabling to workstations (subject to the prior approval of Lessor). Sublessee will not make any changes to the Tenant Improvements from those shown on Exhibit ‘B’ without first obtaining Sublessor’s prior written consent (and the consent of Lessor if required by the Master Lease), which consent may be withheld in its sole discretion. Sublessee shall pay any and all costs associated with the Tenant Improvements in excess of the TIA. Sublessee shall be responsible for performing and completing the Tenant Improvements and Sublessor shall reimburse Sublessee for the cost of the Tenant Improvements up to the TIA within thirty (30) days after Sublessee presents to Sublessor (i) paid invoices for all of the Tenant Improvements performed, (ii) a statement by the architect or contractor that all Tenant Improvements have been completed in accordance with the plans approved by Sublessor and Lessor, (iii) mechanics lien releases satisfying the requirements of California law and (iv) any other documentation reasonably requested by Sublessor or Lessor. Sublessee shall pay Sublessor out of the TIA a total fee of two percent (2%) of the cost of the Tenant Improvements for Lessor’s and Sublessor’s role in managing or reviewing any Tenant Improvements and there shall be no additional management fee/charges due from Sublessee related to Tenant Improvements, unless Lessor charges any additional fee on account of the Tenant Improvements, in which case Sublessee will reimburse such charges to Sublessor. The design and construction of the Tenant Improvements shall be subject to Sublessor’s reasonable approval and Lessor’s approval per the Master Lease and will be constructed in accordance with all terms and conditions of the Master Lease and all applicable laws, ordinances, rules and regulations applicable to the Premises. Sublessee shall use DGA Architects and DPR Construction for the space planning and construction of the Tenant Improvements; provided that Lessor approves such parties. All other subcontractors and vendors used by Sublessee will be subject to the prior consent of Sublessor and Lessor. Sublessor shall use reasonable efforts to assist Sublessee in obtaining Lessor’s approval for the Tenant Improvements, at no cost to Sublessor, but Sublessor will have no liability and this Sublease will not be affected in the event Lessor refuses to consent to any or all of Sublessee’s proposed Tenant Improvements.

Sublessee will use reasonable efforts to minimize any disruption in Sublessor’s use and occupancy of the Master Premises during the construction of the Tenant Improvements. Sublessor may require that any loud or disruptive work be performed outside of Sublessor’s usual business hours. As a condition to Sublessor’s obligation to disburse the TIA, the Tenant Improvements must be substantially completed within three (3) months after the Commencement Date.

At the expiration of the Term, Sublessee may (to the extent permitted by the Master Lease) and shall (if required by Lessor or Sublessor) remove from the Premises all Tenant Improvements (and any Alterations subsequently installed by or on behalf of Sublessee) and Sublessee’s personal property and shall repair any damage and perform any restoration work caused by such removal and shall otherwise comply with the Master Lease requirements for restoration of the Premises.

9.	BUILDING CONDITION.

Sublessor shall provide that all mechanical, electrical, HVAC and plumbing systems are in good working order and condition as of the Commencement Date. If such systems are not in good working order, Sublessee must notify Sublessor of any deficiency within ninety (90) days of Sublessor’s delivery of the Premises, and Sublessor shall, at Sublessor’s sole cost and expense and as Sublessee’s sole remedy therefor, either (i) to the extent such systems are Sublessor’s obligation to repair and maintain pursuant to the Master Lease, put such systems in good working order, or (ii) to the extent such systems are Lessor’s obligation to repair and maintain pursuant to the Master Lease, Sublessor shall notify Lessor of the need for any repairs or maintenance. Sublessee will have use of Sublessee’s Pro-Rata Share of all existing infrastructure, including HVAC, water, gas, power, emergency generators and other equipment unique to the Building which has been designed to support the Premises (“Building Systems”); provided that Sublessor’s share of the allocation of Building Systems will be adjusted as required to account for its vivarium. Sublessee, in addition to Operating Expenses and other Rent due hereunder, shall be responsible for Sublessee’s Pro Rata Share of the cost incurred by Sublessor for repair, maintenance and replacement of the Building Systems, including without limitation the deionized water system, but not including any costs related solely to Sublessor’s vivarium, which amounts will be billed to Sublessee by Sublessor directly to the extent Sublessor provides such repair, maintenance or replacement, in which case such amounts shall be payable by Sublessee as Additional Rent within thirty (30) days after its receipt of an invoice therefore. For any repair, maintenance or replacement of Building Systems performed by Lessor, Sublessee will pay Sublessee’s Pro Rata Share of such costs in the same manner as provided under the Master Lease.

Sublessee agrees that Sublessor shall not be required to perform any of the covenants, agreements and/or obligations of Lessor under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublessor hereunder are required to be performed under the Master Lease by Lessor thereunder, Sublessee acknowledges and agrees that Sublessee will look solely to Lessor for such performance. Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of the services, utilities or facilities that may be appurtenant or supplied to the Premises by Lessor or otherwise and no such failure will in any way excuse Sublessee’s performance under this Sublease or entitle Sublessee to any abatement of rent or other charge, except as may be expressly permitted by the terms of the Master Lease. Sublessee shall pay to Sublessor as Rent hereunder any and all sums which Sublessor may be required to pay Lessor arising out of a request by Sublessee for additional building services or any other services from Lessor, and which Lessor bills to Sublessor.

10.	ACCESS.

Subject to the Master Lease, casualty and Force Majeure events, Sublessee shall have 24/7 access to and use of the Premises.

11.	GENERATOR.

Sublessee shall have access to its Pro Rata Share of the capacity of Sublessor’s backup generator and will pay its Pro Rata Share of all costs incurred by Sublessor in connection with such generator, including without limitation all repair and maintenance costs, which amounts will be payable as Additional Rent within thirty (30) days after invoicing for same (or as part of Operating Expenses to the extent Lessor performs such work). Sublessor or Lessor shall repair and maintain the generator and Sublessee will in no event attempt to repair, maintain, alter or in any way access the generator. Neither Sublessor nor Lessor will have any liability on account of any failure of the generator to function, regardless of the cause of such failure, and Sublessee hereby waives any and all Claims resulting from any failure to function or malfunction of the generator.

12.	TRANSFERS.

Sublessee shall not assign, mortgage, encumber or otherwise transfer this Sublease or sublet the whole or any part of the Premises without the prior written consent of Lessor and Sublessor (Sublessor’s consent not to be unreasonably withheld, conditioned or delayed) and any such transfer will be subject to compliance with all terms and conditions of the Master Lease. No assignment, subletting or other transfer shall relieve Sublessee of any liability under this Sublease. Consent to any such assignment, subletting or transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subletting or transfer. In connection with each request for an assignment or subletting, Sublessee shall pay the reasonable cost of processing such assignment or subletting, including attorneys’ fees, and any fees or costs payable under the Master Lease, within fifteen (15) days after demand by Sublessor.

13.	PARKING.

Sublessee shall be provided parking per the Master Lease, which includes approximately 2.5 parking spaces per 1,000 square feet of rentable area of the Premises, subject to the terms of Article 10 of the Master Lease. Such parking will be provided free of charge throughout the Term.

14.	RENEWAL OPTION.

So long as Sublessee is not in default after any applicable notice and cure period and has not been in default after any applicable notice and cure period hereunder on more than two (2) occasions during the Term, Sublessee physically occupies the entire Premises, and Sublessee has not assigned or further sublet the Premises, then subject to the terms of the Master Lease and the receipt of any consent required from Lessor, Sublessee shall have one (1) option to extend the Term of this Sublease through the expiration date of the initial Term of the Master Lease at a Base Rent equal to the Fair Market Rent (as defined below), but not less than the Base Rent payable under the Sublease as of the last month of the then-current Term. The “Fair Market Rent” shall be the rental rate, including all escalations, at which tenants, as of the commencement of the option Term, are leasing office and laboratory space comparable in size, location and quality to the Premises for a term comparable to the option term, which comparable space is located in comparable office/lab buildings in the Torrey Pines submarket of San Diego County.

(A)

The option contained in this Section shall be exercised by Sublessee, if at all, only in the following manner: (i) Sublessee shall deliver written notice (“Interest Notice”) to Sublessor no later than twelve (12) months prior to the expiration of the then current Term, stating that Sublessee is interested in exercising its option; (ii) Sublessor, after receipt of the Interest Notice, shall deliver notice (the “Option Rent Notice”) to Sublessee setting forth Sublessor’s determination of the Fair Market Rent; and (iii) if Sublessee wishes to exercise such option, Sublessee shall, within thirty (30) days after Sublessee’s receipt of the Option Rent Notice, exercise the option by delivering the Option Notice to Sublessor and upon, and concurrent with, such exercise, Sublessee may, at its option, object to the Option Rent determined by

Sublessor. If Sublessee exercises the option to extend but objects to the Fair Market Rent contained in the Option Rent Notice, then the Fair Market Rent shall be determined as set forth in Section (B) below. Failure of Sublessee to deliver the Interest Notice to Sublessor on or before the date specified in (i) above or to deliver the Option Notice to Sublessor on or before the date specified in (iii) above shall be deemed to constitute Sublessee’s failure to exercise its option to extend. If Sublessee timely and properly exercises its option to extend, the Term, subject to Section (B) below, shall be extended for the upon all of the terms and conditions set forth in this Sublease, except that the Base Rent shall be as indicated in the Option Rent Notice or as determined in accordance with Section (B), as applicable, and all references herein to the Term shall include the option term.

(B)

In the event Sublessee exercises its option to extend but objects to Sublessor’s determination of the Fair Market Rent concurrently with its exercise of the option to extend, Sublessor and Sublessee shall attempt to agree in good faith upon the Fair Market Rent. If Sublessor and Sublessee fail to reach agreement within twenty (20) days following Sublessee’s delivery of the Option Notice (the “Outside Agreement Date”), Sublessee’s exercise of the option to extend shall be rescinded and the Term shall not be extended.

(C)	The exercise of the option is expressly contingent upon the receipt of Lessor’s consent to the extension of the Term of this Sublease pursuant to the terms of the Master Lease.

(D)

Except for the option specifically set forth above, nothing herein shall be construed as permitting Sublessee to exercise any extension or renewal rights or to exercise any right of first refusal or expansion, if any such rights exist, and in no event shall Sublessor be obligated to extend the term of the Master Lease for any reason. In addition, in the event the Master Lease allows Sublessor the option to terminate the Master Lease early, Sublessor’s exercise of that option shall not be a default under this Sublease.

15.	SIGNAGE.

Subject to the approval and consent of the Lessor, which Lessor is not obligated to grant pursuant to the Master Lease, Sublessee shall be allowed to install Building top signage on the exterior of the Building at Sublessee’s sole expense and in accordance with Section 38 of the Master Lease. Sublessor will have approval rights as to the Sublessee signage and Sublessee will be responsible for obtaining all required consents and approvals for such sign. The costs associated with the purchase, installation, maintenance and eventual removal of such signage shall be borne by Sublessee. Sublessor, at Sublessor’s sole expense, shall provide Building standard lobby directory and suite identification signage, subject to the terms of the Master Lease and Lessor approval.

16.	OTHER PROVISIONS OF SUBLEASE.

All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder (provided that under no circumstance shall Sublessor be responsible or liable in any way for the failure of the Lessor to perform any acts required under the Master Lease or to supply any item, including, but not limited to, any utility or service to the subleased Premises and no such failure will in any way excuse Sublessee’s performance under this Sublease or entitle Sublessee to any abatement of rent or other charge, except as may be expressly permitted by the terms of the Master Lease), Sublessee the lessee thereunder, and the Premises the Master Premises, except for the following: All sections of the summary except the definitions of Building, Project, Rentable Area of Building and Rentable Area of Project and Permitted Use, Sections 2, 4, the second paragraph of Section 31, Sections 38, 39, 42, 43 and Exhibits A, C, F and G of the Master Lease and Sections 1, 2, 8 and 9 of the First Amendment. Sublessee assumes and agrees to perform the lessee’s obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall use commercially reasonable efforts, at Sublessee sole cost, to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. Sublessor shall not enter into a voluntary termination of the Master Lease as to the Sublease Premises without Sublessee’s prior consent, not to be unreasonably withheld. Notwithstanding the foregoing, Sublessor may assign or transfer the Master Lease without the consent of Sublessee and from and after the effective date of such transfer or assignment, Sublessee will look solely to such transferee or assignee for the performance of the obligation of Sublessor hereunder and Sublessor shall be released on all further obligations under this Sublease. If the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder. If the Master Lease terminates for any reason (other than a default by Sublessor under the Master Lease), this Sublease will terminate on the same date as the Master Lease, and Sublessor will have no liability to Sublessee on account of such termination. In all provisions of the Master Lease requiring tenant to submit, exhibit to, supply or provide Lessor with evidence, certificates, or any other matter or thing, Sublessee shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Lessor and Sublessor.

17.	SECURITY DEPOSIT

Concurrently with Sublessee’s execution of this Sublease, Sublessee shall deposit with Sublessor the sum of $424,644.28 as a security deposit (the “Security Deposit”) for the performance by Sublessee of its obligations under this Sublease. If Sublessee is in default, Sublessor may use the Security Deposit, or any portion of it, to cure the default or to compensate Sublessor for all damage sustained by Sublessor resulting from Sublessee’s default. Sublessee shall immediately on demand pay to Sublessor a sum equal to the portion of the Security Deposit expended or applied by Sublessor as provided in this Section so as to maintain the Security Deposit in the sum initially deposited with Sublessor. If Sublessee is not in default at the expiration or termination of this Sublease, Sublessor shall return the Security Deposit to Sublessee. Sublessor’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Sublessor may maintain the Security Deposit separate and apart from Sublessor’s general and other funds or may commingle the Security Deposit with Sublessor’s general and other funds. Sublessor shall not be required to pay Sublessee any interest on the Security Deposit. Sublessee hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in force, which provide that Sublessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Sublessee or to clean the Premises.

Notwithstanding the foregoing, at any time after the end of the third (3rd) year of the Term of this Sublease, Sublessee may elect to replace the cash Security Deposit with a letter of credit satisfying the terms of this Section, in which case Sublessor will return the cash Security Deposit to Sublessee within ten (10) business days after its receipt of a letter of credit meeting the terms of this Sublease. If Sublessee elects to pursue this option, Sublessee shall provide to Sublessor an unconditional, irrevocable and renewable letter of credit in favor of Sublessor meeting the requirements of this Section below, in the amount of $424,644.28 (“Letter of Credit”).

The Letter of Credit will be in the form attached hereto as Exhibit ‘D’, issued by a financial institution satisfactory to Sublessor to be held by Sublessor in accordance with the terms, provisions and conditions of this Sublease. Sublessee shall pay all expenses, points and/or fees incurred by Sublessee in obtaining and maintaining the Letter of Credit. If the Letter of Credit delivered by Sublessee is inconsistent with the form attached hereto as Exhibit ‘D’ (including, without limitation, the wrong name or address for the Beneficiary), Sublessor may so notify Sublessee in writing, in which case Sublessee shall cause the Letter of Credit to be corrected within five (5) business days after such notice. If the issuer of the Letter of Credit is declared to be insolvent by the Federal Deposit Insurance Corporation (or any comparable institution) or becomes a debtor in any case or proceeding under the Bankruptcy Code or any similar law or statute, or ceases to conduct business for any reason, Sublessor may so notify Sublessee, in which case Sublessee shall, within five (5) business days after such notice from Sublessor, provide Sublessor with a new Letter of Credit which otherwise meets the requirements of this Section.

The Letter of Credit shall state that an authorized officer or other representative of Sublessor may make demand on Sublessor’s behalf for the principal amount of the Letter of Credit, or any portion thereof, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand. In addition, the Letter of Credit shall indicate that it is transferable in its entirety by Sublessor as beneficiary and that upon receiving written notice of transfer, and upon presentation to the issuing bank of the original Letter of Credit, the issuer or confirming bank will reissue the Letter of Credit naming such transferee as the beneficiary. Sublessee shall be responsible for the payment to the issuing bank of any transfer costs imposed by the issuing bank in connection with any such transfer. If (A) the term of the Letter of Credit held by Sublessor will expire prior to sixty (60) days following the last day of the Term and the Letter of Credit is not extended, or a new Letter of Credit for an extended period of time is not substituted, in either case at least sixty (60) days prior to the expiration of the Letter of Credit, or (B) Sublessee commits a default with respect to any provision of the Master Lease or this Sublease, including the filing of a voluntary petition under Title 11 of the United States Code (i.e., the Bankruptcy Code), or otherwise becomes a debtor in any case or proceeding under the Bankruptcy Code, as now existing or hereinafter amended, or any similar law or statute, Sublessor may (but shall not be required to) draw upon all or any portion of the Letter of Credit, and the proceeds received from such draw shall constitute Sublessor’s property (and not Sublessee’s property or the property of the bankruptcy estate of Sublessee) and Sublessor may then use, apply or retain all or any part of the proceeds (1) for the payment of any sum which is in default, (2) to reimburse Sublessor for costs incurred by Sublessor in connection with this Sublease, (3) for the payment of any other amount which Sublessor may spend or become obligated to spend by reason of such default, (4) to compensate Sublessor for any loss or damage which Sublessor may suffer by reason of such default or (5) as prepaid rent to be applied against the Base Rent and Additional Rent obligations for the last month of the Term and the immediately preceding month(s) of the Term until the remaining proceeds are exhausted. If any portion of the Letter of Credit proceeds are so used or applied, Sublessee shall, within ten (10) days after demand therefor, post an additional Letter of Credit in an amount to cause the aggregate amount of the unused proceeds and such new Letter of Credit to equal the Stated Amount required in this Section above. Sublessor shall not be required to keep any proceeds from the Letter of Credit separate from its general funds. Should Sublessor assign its interest in the Master Lease during the Term and if Sublessor deposits with the assignee thereof the Letter of Credit or any proceeds of the Letter of Credit, thereupon Sublessor shall be discharged from any further liability with respect to the Letter of Credit and said proceeds and Sublessee shall look solely to such transferee for the return of the Letter of Credit or any proceeds therefrom. The Letter of Credit or any remaining proceeds of the Letter of Credit held by Sublessor after expiration of the Term, after any deductions described in this Section above, shall be returned to Sublessee or, at Sublessor’s option, to the last assignee of Sublessee’s interest hereunder, within sixty (60) days following the expiration of the Term.

The use, application or retention of the Letter of Credit, the proceeds or any portion thereof, shall not prevent Sublessor from exercising any other rights or remedies provided under this Sublease, it being intended that Sublessor shall not be required to proceed against the Letter of Credit, and such use, application or retention of the Letter of Credit shall not operate as a limitation on any recovery to which Sublessor may otherwise be entitled. No trust relationship is created herein between Sublessor and Sublessee with respect to the Letter of Credit.

Sublessor and Sublessee acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding the foregoing, to the extent California Civil Code Section 1950.7 in any way: (a) is applicable to this Lease or the Letter of Credit (or any proceeds thereof); or (b) controls Sublessor’s rights to draw on the Letter of Credit or apply the proceeds of the Letter of Credit to any amounts due under the Lease or any damages Sublessor may suffer following termination of this Lease, then Sublessee fully and irrevocably waives the benefits and protections of Section 1950.7 of the California Civil Code, it being agreed that Sublessor may recover from the Letter of Credit (or its proceeds) all of Sublessor’s damages under this Sublease and California law including, but not limited to, any damages accruing upon the termination of this Sublease in accordance with this Lease and Section 1951.2 of the California Civil Code.

18.	INDEMIFICATION

In addition to any indemnity obligations set forth in the Master Lease and incorporated by reference herein and not in limitation thereof, Sublessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and Sublessor and their agents, partners and lenders, from and against any and all Claims (as defined in the Master Lease) arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Sublessee or Sublessee’s failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease; provided that nothing in the foregoing will require Sublessee to indemnify Sublessor for any Claims to the extent arising out of the negligence or willful misconduct of Sublessor, its agents or employees. If any action or proceeding is brought against Lessor or Sublessor by reason of any of the foregoing matters, Sublessee shall upon notice defend the same at Sublessee’s expense by counsel reasonably satisfactory to Lessor and Sublessor, and Sublessor shall cooperate with Sublessee in such defense. Sublessor will indemnify Sublessee for Sublessor’s breach of Sublessor’s obligations under the Master Lease to the extent such breach was not caused or contributed to by Sublessee, its agents or employees. Nothing in this Section shall be deemed to affect Sublessor’s right to indemnification for liability or liabilities arising prior to termination of this Sublease for personal injury or property damage under any other indemnification or other provision of this Sublease.

19.	INSURANCE.

Sublessee will be required to obtain all of the types and levels of insurance required pursuant to Article 17 of the Master Lease; provided that Sublessee’s general liability insurance will name Sublessor as an additional insured in addition to naming the Landlord Parties (as defined in the Master Lease). Sublessee shall provide Sublessor with proof of such insurance coverage before the execution of this Sublease and prior to occupancy of the Premises, and the waiver of subrogation contained in Article 17 of the Master Lease shall apply in favor of both Sublessor and Lessor.

20.	ATTORNEYS’ FEES.

If Sublessor or Sublessee shall commence legal action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys’ fees.

21.	AGENCY DISCLOSURE.

Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except Jones Lang LaSalle, who represents Sublessor, and Hughes Marino, who represents Sublessee, collectively “Brokers” and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Sublease. Each Party agrees to indemnify and defend the other Party against and hold the other Party harmless for, from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. The foregoing indemnity shall survive this Sublease. Sublessor will pay a commission to the Brokers on account of this Sublease pursuant to a separate written agreement.

22.	WAIVER & NOTICES.

No provision of or remedy under this Sublease may be waived or modified by either party unless expressly waived or modified in a writing signed by an officer of both parties. All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing and delivered in accordance with Section 44(a) of the Master Lease. All notices and demands by the Sublessor to Sublessee shall be sent to the Sublessee at the Premises, Attention: General Counsel or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be mailed to the Sublessor at the address set forth for notices in the Master Lease, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee. Copies of all notices and demands by the Lessor to either party alleging any default under the terms of the Master Lease or this Sublease shall be promptly provided to the other party. In all provisions of the Master Lease requiring that the tenant thereunder deliver notice to Lessor, Sublessee shall be required to deliver notice concurrently to Sublessor and Lessor.

23.	CONSENT.

Whenever the consent of Sublessor is required pursuant to the terms of this Sublease, including, without limitation, the terms of the Master Lease incorporated herein by reference, such consent shall not be unreasonably withheld, conditioned or delayed; provided that whenever Lessor’s consent to such request is also required pursuant to this Sublease or the Master Lease, (i) it shall be reasonable for Sublessor to withhold its consent if Lessor withholds its consent, (ii) it shall be reasonable for Sublessor to delay its consent or withholding of such consent until such time as Lessor has given or denied its consent, (iii) it shall be reasonable for Sublessor to condition its consent upon any conditions imposed by Lessor upon Lessor’s consent, and (iv) Sublessor shall not be liable for or subject to a suit for specific performance based on Sublessor’s withholding, conditioning or delaying of consent caused by Lessor withholding, conditioning or delaying its consent to the same request.

24.	LESSOR’S CONSENT.

This Sublease is subject to and contingent upon Lessor’s execution of a Consent to Sublease in a form reasonably acceptable to Sublessor and Sublessee within thirty (30) days of the date hereof. In the event Lessor does not so execute such Consent to Sublease within such time, either party may terminate this Sublease upon written notice to the other party, which termination will be effective upon receipt. If this Sublease is terminated pursuant to this Section 24, Sublessor shall return to Sublessee the Security Deposit and first month’s rent previously paid by Sublessee to Sublessor within fifteen (15) business days after the termination date, and neither party shall have any liability to the other on account of this Sublease or any other actions between the parties prior to the termination date. For clarity, in the event of a termination, Sublessee will not be entitled to any reimbursement for costs or expenses incurred by Sublessee, including without limitation, costs incurred for space planning, ordering of furniture, materials or similar items in preparation for occupancy of the Premises, and Sublessee agrees that Sublessor shall have no liability or responsibility in connection therewith.

25.	COMPLIANCE WITH LAWS.

Sublessee shall promptly comply with all Legal Requirements regulating Sublessee’s particular use, occupancy or improvement of the Premises. Sublessee shall be fully responsible for the cost of complying with all of the foregoing.

26.	HAZARDOUS MATERIALS.

Sublessee shall not use or allow the use of any substance which constitutes a Hazardous Material under the Master Lease, except in strict accordance with the terms and conditions of the Master Lease and subject to all required consents and approvals of Lessor. Sublessee acknowledges the provisions of the Master Lease disclosing certain Pre-Existing Hazardous Materials and the Contemplated Covenant (both as defined in the Master Lease), and agrees that Lessor shall be solely responsible for such items and Sublessee shall not look to Sublessor in connection with such items. Sublessee hereby waives and releases Sublessor from any and all Claims relating to the Pre-Existing Hazardous Materials and the Contemplated Covenant. If Sublessee knows, or has reasonable cause to believe, that a Hazardous Material has come to be located in, on, under or about the Premises in violation of applicable laws or the Master Lease, Sublessee shall immediately give written notice of such fact to Sublessor, and provide Sublessor with a copy of any report, notice, claim or other documentation which Sublessee has concerning the presence of such Hazardous Material. Upon the expiration of the Term of this Sublease, Sublessee will prepare a Surrender Plan (which will be subject to the approval of Lessor and Sublessor) and return the Premises to Sublessor free of any residual Hazardous Materials resulting from Sublessee’s use and occupancy of the Premises. Nothing in this Section 26 is intended to or will be construed to impose any liability on Sublessee for any violation of the terms of the Master Lease applicable to Hazardous Material which violation is caused solely by Sublessor, its agents or employees.

27.	DEFAULT.

The occurrence of any of the following events (each, an “Event of Default”) shall constitute a material default and breach of this Sublease by Sublessee: (a) a default under the Master Lease due to Sublessee’s acts or omissions; (b) the breach of any of the provisions of Article 20 of the Master Lease. Upon any Event of Default under this Sublease, Sublessor shall have all of the remedies available to Lessor pursuant to the Master Lease, including without limitation the remedies enumerated in Article 21 of the Master Lease. All rights and remedies of Sublessor herein enumerated or incorporated by reference above shall be cumulative, and none shall exclude any other right or remedy allowed by law or in equity, and all of the following may be exercised with or without legal process as then may be provided or permitted by the laws of the State in which the Premises are situated.

28.	HOLDOVER.

Notwithstanding any provision to the contrary contained in the Master Lease or this Sublease, (i) Sublessor expressly reserves the right to require Sublessee to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Sublessee and/or collect damages in connection with any such holding over, and (ii) Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys’ fees incurred or suffered by Sublessor by reason of Sublessee’s failure to surrender the Premises on the expiration or earlier termination of this Sublease in accordance with the provisions of this Sublease, including the payment of all holdover rent and penalties chargeable pursuant to the Master Lease.

29.	ENTIRE AGREEMENT

This Sublease, including the Exhibits and documents referenced herein, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings. This Sublease shall not be modified except in writing signed by both Sublessor and Sublessee.

30.	GOVERNING LAW; JURISDICTION.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without reference to the conflicts of law principles thereof.

31.	COUNTERPARTS.

This Sublease may be executed in any number of counterparts, which may be delivered electronically, via facsimile or by other means. Each party may rely upon signatures delivered electronically or via facsimile as if such signatures were originals. Each counterpart of this Sublease shall be deemed to be an original, and all such counterparts (including those delivered electronically or via facsimile), when taken together, shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

In witness whereof, duly authorized representatives of the parties have executed and delivered this Sublease as of the Effective Date.

SUBLESSOR:	SUBLESSEE:

THE MEDICINES COMPANY, a Delaware corporation	GOSSAMER BIO, INC., a Delaware corporation

By: /s/ William O’Connor	By: /s/ Faheem Hasnain
Name: William O’Connor	Name: Faheem Hasnain
Title: EVP, CFO	Title: CEO
Date: 12/29/17	Date: December 29, 2017

EXHIBIT A

Floor Plan of Sublease Premises

EXHIBIT B

Tenant Improvements

LAB SUPPORT
LAB
LAB SUPPORT
LAB SUPPORT
LAB SUPPORT
ELEC
TEAM ROOM
LAB COLLAB
ELEV LOBBY
IDF
STOR
CONFERENCE
BREAK ROOM
OFFICE
OFFICE
OFFICE
OPEN OFFICE
OFFICE
OFFICE
OFFICE
TENANT LOBBY
TEAM ROOM
TEAM ROOM
OFFICE
OFFICE
OPEN OFFICE
CONFERENCE
COLLABORATION
OFFICE
OFFICE
OFFICE

LEGEND

- CONFERENCE & TEAM ROOMS
- BREAK ROOM
- OFFICE
  11 OFFICES
- OPEN OFFICE
  25 WORKSTATIONS
- LABORATORY & LAB SUPPORT
- SHARED LOBBY & RESTROOM
- CORE/SERVICE
- NOT IN SCOPE

EXHIBIT C

Master Lease

(Full Document Attached)

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this _____ day of September, 2014, between ARE-SD REGION NO. 35, LLC, a Delaware limited liability company (“Landlord”), and THE MEDICINES COMPANY, a Delaware corporation (“Tenant”).

Building:	The to be constructed 2-story building to be known as 3013 Science Park Road, San Diego, California 92121.

Premises:	The Building, containing approximately 63,000, rentable square feet, as determined by Landlord, as shown on Exhibit A, subject to adjustment as provided for in Section 5 hereof.

Project:	The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	$3.50 per rentable square foot of the Premises per month, subject to adjustment as provided for in Section 4 herein.

Rentable Area of Premises:	63,000 sq. ft., subject to adjustment as provided for in Section 5 hereof.

Rentable Area of Building:	63,000 sq. ft., subject to adjustment as provided for in Section 5 hereof.

Rentable Area of Project:	165,938 sq. ft., subject to adjustment as provided for in Section 5 hereof.

Tenant’s Share of Operating Expenses of Building:	100%, subject to adjustment as provided for in Section 5 hereof.

Tenant’s Share of Operating Expenses of Project:	37.97%, subject to adjustment as provided for in Section 5 hereof.

Security Deposit:	None

Target Commencement Date:	September 15, 2016; provided, however, that the Target Commencement Date shall be extended 1 day for each day after August 15, 2014, that this Lease has not been mutually executed and delivered by the parties.

Rent Adjustment Percentage:	3%

Base Term:	Beginning on the Commencement Date and ending 144 months from the first day of the first full month after the Commencement Date.

Permitted Use:	Research and development laboratory (which provided Tenant complies, at Tenant’s sole cost and expense, with all applicable Legal Requirements and the provisions of this Lease, may include a BSL-3 laboratory), related office, manufacturing and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
Alexandria Real Estate Equities, Inc.	385 E. Colorado Boulevard, Suite 299
Dept. LA 23447	Pasadena, CA 91101
Pasadena, CA 91185-3447	Attention: Corporate Secretary

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Tenant’s Notice Address:	Tenant’s Notice Address:
Prior to 1/1/15:	Following Substantial Completion of the
11535 Sorrento Valley Road	Tenant Improvements:
San Diego, California 92121	3013 Science Park Road
Attention: VP Legal Affairs	San Diego, California 92121
Attention: VP Legal

After 1/1/15 but prior to Substantial Completion of the Tenant Improvements:

3033 Science Park Road

San Diego, California 92121

Attention: VP Legal Affairs

In all of the above instances, with a copy to Tenant at:

8 Sylvan Way

Parsippany, New Jersey 07054

Attention: Stephen Rodin

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X] EXHIBIT A - PREMISES DESCRIPTION	[X] EXHIBIT B - DESCRIPTION OF PROJECT

[X] EXHIBIT C - WORK LETTER	[X] EXHIBIT D - COMMENCEMENT DATE

[X] EXHIBIT E - RULES AND REGULATIONS	[X] EXHIBIT F - TENANT’S PERSONAL PROPERTY

[X] EXHIBIT G - SIGNAGE

1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord together with the non-exclusive appurtenant right to use the Project parking areas and other portions of the Project which are for the non-exclusive use of tenants of the Project, which parking areas and other portions are collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect, other than on a temporary basis, Tenant’s access to the Premises or use of the Premises for the Permitted Use. From and after the Commencement Date through the expiration of the Term, Tenant shall have access to the Building and the Premises 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or any other temporary interruptions, and otherwise subject to the terms of this Lease.

2. Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date. Upon delivery to Tenant, Landlord’s Work shall be Substantially Completed and the parking structure serving the Project in the location shown on Exhibit B will be substantially complete and available for Tenant’s use (“Delivery” or “Deliver”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 270 days of the Target Commencement Date for any reason other than Force Majeure delays and Tenant Delays, this Lease may be terminated by Tenant by written notice to

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Landlord, and if so terminated by Tenant, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease and Landlord will return any amounts paid to Landlord by Tenant pursuant to the terms of this Lease. As used herein, the terms “Landlord’s Work,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter. If Tenant does not elect to void this Lease within 10 business days of the lapse of such 270 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect; provided that Tenant will have a second right to terminate this Lease in the event Landlord has still not Delivered the Premises within 365 days of the Target Commencement Date for any reason other than Force Majeure delays and Tenant Delays, which right will be exercisable for a period of 10 business days after such 365 day period.

The “Commencement Date” shall be the earlier of: (i) the date Landlord Delivers the Premises to Tenant; or (ii) the date Landlord could have Delivered the Premises but for Tenant Delays. Notwithstanding anything to the contrary contained in this Lease, but provided Tenant is not in Default hereunder, Landlord hereby grants Tenant an abatement of the Base Rent payable during the period beginning on the Commencement Date and ending 10 months after the Commencement Date (“Base Rent Abatement”). Subject to the terms of Section 3(a) below, the first day of the 11th month after the Commencement Date shall be the “Rent Commencement Date.” In the event Landlord Delivers the Premises to Tenant more than 180 days after the Target Commencement Date (as extended for Force Majeure delays and Tenant Delays), the period of Base Rent Abatement and the Rent Commencement Date (and all subsequent rent increase dates) will be extended by an equivalent number of days that Delivery is delayed beyond the Target Commencement Date.

Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and any Extension Terms which Tenant may elect pursuant to Section 39 hereof.

Except as set forth in the Work Letter or otherwise expressly set forth in this Lease: (i) Tenant shall accept the Premises in their condition as of the Commencement Date with all Landlord’s Work Substantially Complete; (ii) Landlord shall have no liability for any defects in the Premises, except as set forth herein or in the Work Letter; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Tenant will not be permitted occupancy of the Premises prior to the date upon which the Premises are Delivered to Tenant with Landlord’s Work Substantially Completed.

Except as otherwise expressly set forth in this Lease (including the Work Letter), Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease (including all exhibits attached hereto and any side letters entered into by and between Landlord and Tenant in connection with this Lease) constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.

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3. Rent.

(a) Base Rent. Base Rent for the month in which the Rent Commencement Date occurs shall be due and payable to Landlord on the Commencement Date. Tenant shall pay to Landlord in advance, without demand, abatement (except as permitted herein), deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof after the Rent Commencement Date, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease (other than the funding of the additional TI Allowance for which TI Rent is due) are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

Notwithstanding anything to the contrary contained in this Lease, for the period commencing on the Rent Commencement Date through the last day of the 18th month after the Commencement Date, Tenant shall be required to pay Base Rent with respect to only 50,000 rentable square feet of the Premises; provided, however, that during such period, the administration rent set forth in Section 5 below shall be based on the amount of Base Rent that would have been payable with respect to the entire Premises. Tenant shall commence paying Base Rent with respect to the entire Premises on the first day of the 19th month after the Commencement Date.

(b) Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) commencing on the Commencement Date, Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due pursuant to the terms of this Lease by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4. Base Rent Adjustments.

(a) Annual Adjustments. Base Rent (excluding any TI Rent) shall be increased on the first annual anniversary of the first day of the first full month after the Commencement Date to $3.60 per rentable square foot of the Premises per month. Thereafter, Base Rent (excluding any TI Rent) shall be increased on each annual anniversary of the first day of the first full month after the Commencement Date (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

(b) Additional TI Allowance. In addition to the Tenant Improvement Allowance (as defined in the Work Letter), Landlord shall, subject to the terms of the Work Letter, make available to Tenant the Additional Tenant Improvement Allowance (as defined in the Work Letter). Commencing on the Commencement Date and continuing thereafter on the first day of each month during the Base Term, Tenant shall pay the amount necessary to fully amortize the portion of the Additional Tenant Improvement Allowance actually funded by Landlord, if any, in equal monthly payments with interest at a rate of 8% per annum over the Base Term, which interest shall begin to accrue on the date that Landlord first disburses such Additional Tenant Improvement Allowance

Net Laboratory	3013 Science Park/The Medicines Company - Page 27

or any portion(s) thereof (“TI Rent”). The TI Rent will not be subject to increase on any Adjustment Date. Any of the Additional Tenant Improvement Allowance and applicable interest remaining unpaid as of the expiration or earlier termination of the Lease (unless such termination is due to a Landlord default or otherwise caused by the act or omission of Landlord or any Landlord Party) shall be paid to Landlord in a lump sum at the expiration or earlier termination of this Lease. Tenant may prepay the TI Rent in full at any time without penalty.

5. Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. Commencing on the Commencement Date and continuing thereafter on the first day of each month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

Notwithstanding anything to the contrary contained in this Lease, for the period commencing on the Commencement Date through the last day of the 18th month after the Commencement Date, Tenant shall be required to pay Operating Expenses with respect to only 50,000 rentable square feet of the Premises. During such period, Tenant’s Share of Operating Expenses of Building shall be 79.37% and Tenant’s Share of Operating Expenses of Project shall be 30.13%. Tenant shall commence paying Operating Expenses with respect to the entire Premises on the first day of the 19th month after the Commencement Date.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project) (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements amortized over the lesser of 15 years and the useful life of such capital items, and the costs of Landlord’s third party property manager (not to exceed 3.0% of Base Rent (excluding any TI Rent)) or, if there is no third party property manager, administration rent in the amount of 3.0% of Base Rent (excluding any TI Rent)(provided that during any period of Base Rent Abatement, administration rent shall not be abated and shall be based on the amount of Base Rent that would have been payable but for the Base Rent Abatement), excluding only:

(a) the original construction costs of the Project and renovation prior to the Commencement Date (and the original construction costs of the parking structure) and costs of correcting defects in all such original construction or renovation;

(b) capital expenditures for expansion of the Project;

(c) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured or any ground lease payments;

(d) depreciation of the Project (except for capital improvements, the cost of which are permitted pursuant to this Section 5 to be included in Operating Expenses);

(e) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

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(f) legal and other expenses incurred in the negotiation or enforcement of leases;

(g) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h) costs to be reimbursed by other tenants of the Project or third parties, or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(i) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project (which costs shall be prorated if such officers and employees are assigned to the Project only in part in proportion to the amount of time spent by such officers and employees on the Project);

(j) general organizational, administrative and overhead costs relating to maintaining Landlord‘s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(k) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building or the Project;

(l) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(m) penalties, fines or interest incurred as a result of Landlord‘s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord‘s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(n) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(o) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(p) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(q) costs incurred in the sale or refinancing of the Project;

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(r) net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(s) any costs incurred to remove, study, test or remediate Hazardous Materials in or about the Building or the Project (provided, however, that the foregoing is in no event intended to limit Tenant’s obligations under Section 28 or Section 30 of this Lease);

(t) costs of removing abandoned HVAC and other equipment and related pipes, conduit and fixtures from the roof, or relocating antenna equipment of third parties unrelated to Tenant;

(u) reserves;

(v) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by insurance (or would have been reimbursed by insurance required to be carried by Landlord pursuant to Section 17);

(w) costs in connection with the Amenities (as defined in Section 40) other than the Amenities Fee (as defined in Section 40) payable by Tenant pursuant to Section 40;

(x) costs occasioned by condemnation;

(y) long term rentals for equipment ordinarily considered to be of a capital nature except if such equipment is customarily leased in the operation of first class laboratory/ office buildings in the San Diego metropolitan area;

(z) capital expenditures and repair and maintenance expenses made to the building located at 3033 Science Park Road, San Diego, California;

(aa) any “tap fees” or one-time lump sewer, water or utility hook up fee incurred by Landlord as part of Landlord’s Work;

(bb) the cost of performing Landlord’s Work;

(cc) insurance deductibles in excess of deductibles that Tenant can demonstrate are in excess of customary deductible amounts carried by institutional owners of comparable projects in the Torrey Pines area; and

(dd) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share

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of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 120 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 120 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably and in good faith determines to be responsive to Tenant’s questions, including source documentation for the disputed items (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent regionally recognized public accounting firm selected by Tenant, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.

The rentable square footage of the Premises shall be adjusted prior to the Commencement Date based upon the construction drawings for the Building Shell (as defined in the Work Letter), using the 2010 Standard Method of Measuring Floor Area in Office Buildings for single tenant buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-2010)(the “Measurement Standard”); provided that (except in the event that Tenant leases other premises at the Project) in no event will the final rentable square footage of the Premises be more than 5% higher than 63,000 for purposes of calculating all of Tenant’s financial obligations hereunder (i.e., if the Premises is larger, Tenant will not be obligated to pay rent or expenses for the additional square footage but all other terms and conditions of this Lease will apply to such additional space). A copy of the letter or report from the TI Architect (as defined in the Work Letter) setting forth its calculation of the actual Rentable Area of the Premises based upon the construction drawings for the Building Shell (and using the Measurement Standard), together with all documentary support therefor, shall be furnished to Landlord and Tenant (the “Notice of Re-determination of RSF”). If, within 15 days after receipt of the Notice of Re-determination of RSF, either party disputes in good faith the results of the calculation, then such party shall notify the other party and the TI Architect in writing setting forth in reasonable detail the particular matters which such party disputes. Within 30 days after timely receipt of a dispute notice, the TI Architect shall consider the disputed matter and advise the parties of its conclusion and whether there should be an adjustment to its original Notice of Re-determination of RSF. The decision of the TI Architect, following the dispute process provided for above, shall be binding on both parties and not subject to further challenge. If the actual rentable square footage of the Premises as set forth in the Notice of Re-determination of RSF deviates from the amount specified in the definitions of “Premises”, “Rentable Area of Premises” and “Rentable Area of Building” on page 1 of this Lease, then, subject to the 5% cap on increases set forth above, this Lease shall be amended so as to (i) reflect the actual rentable square footage as set forth in the Notice of Re-determination of RSF in the definitions of “Premises”, “Rentable Area of Premises”, “Rentable Area of Building” and “Rentable Area of Project”, and (ii) appropriately adjust the amount set forth in the definition of “Tenant’s Share of Operating of the Project” which was calculated based on the square footages set forth on page 1 of this Lease.

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“Tenant’s Share” shall be the percentages set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6. Intentionally Omitted.

7. Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, materially increase the insurance risk as a result of a change in Tenant’s operations following the Commencement Date to include activities not customarily being performed by comparable tenants in comparable buildings in the Torrey Pines area, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s particular use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment which will overload the floor in or upon the Premises (unless Tenant agrees to pay for any reinforcement of the floor as reasonably determined to be necessary by Landlord) or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Building (unless Tenant agrees to pay the cost of any increase in capacity).

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Landlord shall be responsible for the compliance of the Premises and the Common Areas of the Project with Legal Requirements as of the Commencement Date. Following the Commencement Date, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) and at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, particular use of the Premises or Tenant’s Alterations) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements. Except as provided in the two immediately preceding sentences, Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s particular use or occupancy of the Premises or any Tenant Alterations. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements related to Tenant’s particular use or occupancy of the Premises or Tenant’s Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement related to Tenant’s particular use or occupancy of the Premises or Tenant’s Alterations. For purposes of Section 1938 of the California Civil Code, as of the date of this Lease, the Project has not been inspected by a certified access specialist.

Tenant acknowledges and agrees that as of the date of this Lease, the Building has not been constructed and that because the Building has not been constructed, there are no existing disclosures for Landlord to provide to Tenant in connection with the California Nonresidential Building Energy Use Disclosure regulations.

8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as may be agreed upon by Landlord and Tenant in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental (x) for the first 60 days of any holdover shall be equal to 125% of Rent in effect during the last 30 days of the Term, and (y) for any period of holdover in excess of 60 days shall be equal to 150% of Rent in effect during the last 30 days of the Term; and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages; provided, however, that Tenant shall not be liable for consequential damages in connection with a hold over of 60 days or less. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

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9. Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Notwithstanding anything to the contrary contained herein, Landlord shall only charge Tenant for assessments as if those assessments were paid by Landlord over the longest possible term which Landlord is permitted to pay for the applicable assessments without additional charge other than interest, if any, provided under the terms of the underlying assessments. Taxes shall not include any net income taxes, franchise taxes, capital levy taxes, transfer taxes. excess profits taxes, estate taxes, succession taxes or inheritance taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or Alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

If Tenant disputes in good faith any valuation of the Building for tax assessment purposes and/or any increase in the tax rate, then Tenant may request in writing (a “Tax Dispute Notice”) that Landlord contest the same. A Tax Dispute Notice shall set forth in reasonable detail the particular matters which Tenant disputes and Tenant’s basis for such dispute. Upon receipt of a Tax Dispute Notice, provided that no Default exists under this Lease, Landlord shall consider Tenant’s request. If Landlord, in the exercise of its reasonable discretion, agrees with Tenant’s valuation and basis for dispute, Landlord shall use reasonable efforts to contest those matters set forth in the applicable Tax Dispute Notice. Tenant shall reimburse Landlord within 30 days of invoice for all costs and expenses actually incurred by Landlord in contesting such matters. Failure of Tenant to timely pay the foregoing amounts shall permit Landlord to suspend or terminate any such contest. Tenant shall be entitled to Tenant’s Share of any refund obtained by reason of any such contest or otherwise whether obtained during or after the expiration of the Term, except that if the refund shall relate to the year in which the Term commences or expires, Tenant’s Share of the refund shall be apportioned between Landlord and Tenant according to the number of days within the Term provided Tenant paid Taxes for the year relating to such refund.

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Landlord shall not voluntarily issue any assessments or bonds for the Project which would increase Tenant’s payment of Taxes without Tenant’s prior written consent, which may be withheld in Tenant’s sole and absolute discretion; provided that the foregoing limitation shall in no way limit Tenant’s obligation to pay any Taxes owed on account of assessments or bonds for the Project that are initiated or issued by any Governmental Authority or person other than Landlord.

10. Parking. Subject to Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right to 2.5 parking spaces per 1,000 rentable square feet of the space in the Premises, at no additional cost during the Base Term, in those areas designated for non-reserved parking in a parking structure to be constructed by Landlord, at the Project (which may, at Landlord’s option, be expanded by a lot line or similar adjustment), subject in each case to Landlord’s reasonable rules and regulations. Landlord may allocate parking spaces among Tenant and other tenants in the Project as described above if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project; provided, however, that Landlord will use reasonable efforts to alleviate any over crowding which Tenant notifies Landlord of in writing. Tenant shall not be required to pay an additional parking charge for parking during any Extension Terms and, in lieu thereof, the market rate being charged in the Torrey Pines area at comparable projects to the Project for parking spaces comparable to the parking spaces being provided to Tenant during the applicable Extension Term shall be determined as part of the Market Rate and added to the Base Rent which Tenant is required to pay during the applicable Extension Term.

11. Utilities, Services. Tenant shall contract directly with utility providers for all water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), and refuse and trash collection (“Utilities”) required by Tenant during the Term. Tenant shall pay directly to such Utility providers prior to delinquency for all such Utilities furnished to Tenant or the Project during the Term. Unless billed directly to Tenant, Landlord shall, as part of Operating Expenses, pay for all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. To the extent that any Utilities, maintenance charges for Utilities, any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, or any taxes, penalties, surcharges or similar charges are paid for by Landlord, Tenant shall reimburse Landlord for such costs as Operating Expenses. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or, except in connection with a Service Interruption (as defined below), the abatement of Rent. Tenant shall be responsible for obtaining and paying for its own janitorial services for the Premises.

Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service

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Interruption”), and (ii) such Service Interruption continues for more than 3 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then, there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 3 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. This paragraph shall not apply to any events described in Section 18 or 19.

12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant (other than the initial Tenant Improvements (as defined in the Work Letter) which shall be governed by the Work Letter), including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems and shall not be otherwise unreasonably withheld. Landlord shall approve or disapprove of any such request within 15 business days of its receipt of such request consent along with the information reasonably required by Landlord to consider such request. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $50,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the Alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to

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comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 2% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

In connection with any Alteration work in excess of $500,000, Landlord may require Tenant to furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens. All Alterations work shall be completed free and clear of all liens, and Tenant shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alterations if the nature of such Alterations is such that such plans are typically prepared.

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Tenant will not be required to remove any cabling, telecommunications lines or security systems installed by or on behalf of Tenant (except that Landlord shall have the right to require Tenant to remove any equipment installed on the Building roof). Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, or at the time it receives notice of a Notice-Only Alteration, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (ii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

Tenant shall not be required to remove the Tenant Improvements at the expiration or earlier termination of the Term nor shall Tenant have the right to remove any of the Tenant Improvements at any time.

For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future (which agreement by Landlord shall not be unreasonably withheld, conditioned or delayed), (y) “Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) “Installations” means all property of any kind paid for with the TI Fund, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and

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improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.

13. Landlord’s Repairs. Landlord, as an Operating Expense (except to the extent the cost thereof is excluded from Operating Expenses pursuant to Section 5 hereof), shall maintain all of the structural, exterior (including roof), parking and other Common Areas of the Project (including any parking structure serving the Project, even if located off-site), including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and/or other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses caused by Tenant, or by any of Tenant’s agents, assignees, sublessees, servants, employees, invitees and contractors (collectively, “Tenant Parties”) and damages caused by Tenant or any Tenant Parties excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to temporarily stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the reasonable judgment of Landlord, necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 48 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall use reasonable efforts to minimize interference with Tenant’s operations in the Premises during such planned stoppages of Building Systems. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein including as set forth in Section 31 below. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14. Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 business days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency (i.e., a circumstance which poses an imminent threat of harm to persons or substantial property damage), Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the actual costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

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15. Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 15 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or negligence of Landlord, its agents or employees. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

Subject to the other provisions of this Lease, Landlord hereby indemnifies and agrees to defend, save and hold Tenant harmless from and against any and all Claims for injury or death to persons or damage to property occurring at the Project to the extent caused by the willful misconduct or gross negligence of Landlord, its agents or employees.

17. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project (including the initial Tenant Improvements to the extent paid for by Landlord). Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard

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improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord can substantiate as resulting from Tenant’s particular use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $5,000,000 per occurrence for bodily injury and property damage with respect to the Premises. Tenant’s insurance may be satisfied with a combination of primary and excess or umbrella policies. The commercial general liability insurance policy shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents and contractors (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Tenant shall (i) provide Landlord with 30 days’ advance written notice of cancellation of such commercial general liability policy, and (ii) request that its insurer to endeavor to provide 10 days’ advance written notice of cancellation of such commercial general liability policy. Certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant prior to (i) the earlier to occur of (x) the Commencement Date, or (y) the date that Tenant accesses the Premises under this Lease, and (ii) each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Notwithstanding anything to the contrary contained in this Lease, neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

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Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.

18. Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 10 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 10 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord and Tenant shall be relieved of their respective obligations hereunder to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant. If this Lease has not been terminated pursuant to this Section 18, and, prior to the Maximum Restoration Period, Landlord determines that sufficient insurance proceeds will not be available for the repair or restoration required to the Premises or the Project and Landlord elects to terminate the Lease, Landlord shall deliver written notice to Tenant of such insufficiency promptly after Landlord becomes aware of such insufficiency and this Lease shall terminate 30 days after Tenant’s receipt of Landlord’s notice.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord within the Premises and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated

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Restoration Period. Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. In the event that no Hazardous Material Clearances are required to be obtained by Tenant with respect to the Premises, rent abatement shall commence on the date of discovery of the damage or destruction. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If the whole or any material part of the Premises or the Project (or the parking structure serving the Project) is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, materially interfere with or impair Landlord’s ownership or operation of the Project or would in the reasonable judgment of Landlord and Tenant either prevent or materially interfere with Tenant’s use of the Premises (as resolved, if the parties are unable to agree, by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association), then upon written notice by Landlord, this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 days of any such notice not more than twice in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

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(b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 5 days before the expiration of the current coverage.

(c) Abandonment. Tenant shall abandon the Premises. Tenant shall not be deemed to have abandoned the Premises if (i) Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, Tenant completes Tenant’s obligations with respect to the Surrender Plan in compliance with Section 28, (ii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iii) Tenant continues during the balance of the Term to satisfy all of its obligations under the Lease as they come due.

(d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 15 days after Tenant receives notice that any such lien is filed against the Premises.

(f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 business days after a second notice requesting such document.

(h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease

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unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 90 days from the date of Landlord’s notice.

21. Landlord’s Remedies.

(a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c) Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i) Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii) Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

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(B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, reasonable expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii) Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv) Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v) Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

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(d) Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default. Notwithstanding any contrary provision of this Lease, neither party shall be liable to the other party for any consequential damages arising under this Lease; provided that this sentence shall not apply to Landlord’s damages (x) as expressly provided for in Section 8, and/or (y) in connection with Tenant’s obligations as more fully set forth in Section 30. In no event shall the foregoing limit the damages to which Landlord is entitled under this Section 21(c)(ii)(A)-(D).

22. Assignment and Subletting.

(a) General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in Section 22(b) below, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 49.9% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Transfers of publicly traded stock or the issuance of new stock through nationally recognized stock exchanges will not be deemed an assignment or other transfer for purposes of this Lease.

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(b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, (ii) refuse such consent, in its reasonable discretion; or (iii) except in connection with a Permitted Assignment (as defined below), terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). If Landlord fails to respond within such 10 business day period, then Tenant shall provide Landlord with a second written notice stating in bold and all caps 12 point font that Landlord’s failure to respond to Tenant’s Assignment Notice within 5 business days after Landlord’s receipt of the second notice shall be deemed approval by Landlord, and if Landlord does not respond within such 5 business day period, then Landlord shall be deemed to have approved such Assignment Notice request. Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would materially lessen the value of the leasehold improvements in the Premises, or would require materially increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial such that they may (i) attract or cause negative publicity for or about the Building or the Project, (ii) negatively affect the reputation of the Building, the Project or Landlord, (iii) attract protestors to the Building or the Project, or (iv) lessen the attractiveness of the Building or the Project to any tenants or prospective tenants, purchasers or lenders; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord has received from any prior landlord to the proposed assignee or subtenant a negative report detailing any default(s) and/or litigation with and/or environmental contamination caused by the proposed assignee or subtenant in connection with its lease with such prior landlord; (7) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (9) the proposed assignee or subtenant is an entity with whom Landlord is negotiating to lease space in the Project; or (10) the assignment or sublease is prohibited by Landlord’s lender. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the

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Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to One Thousand Five Hundred Dollars ($1,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment (which approval shall not be unreasonably withheld or delayed). In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord ((x) unless Tenant is prohibited from providing such notice by applicable Legal Requirements in which case Tenant shall notify Landlord promptly thereafter, and (y) if the transaction is subject to confidentiality requirements, Tenant’s advance notification shall be subject to Landlord’s execution of a non-disclosure agreement reasonably acceptable to Landlord and Tenant) but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a legitimate business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the greater of the net worth (as determined in accordance with GAAP) of Tenant as of (A) the Commencement Date, or (B) as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”

(c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation,

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release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. Except in connection with a Permitted Assignment, if the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation,

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any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23. Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further factual information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24. Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises and the parking structure serving the Project against any person claiming by, through or under Landlord.

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed (including Tenant’s right to quiet enjoyment as set forth in Section 24) by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such

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Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

As of the date of this Lease, there is no existing Mortgage encumbering the Project. Landlord agrees to use reasonable efforts to cause the Holder of any future Mortgage to enter into a subordination, non-disturbance and attornment agreement (“SNDA”) with Tenant with respect to this Lease. The SNDA shall be on the form proscribed by the Holder and Tenant shall pay the Holder’s fees and costs in connection with obtaining such SNDA; provided, however, that Landlord shall request that Holder make any changes to the SNDA requested by Tenant. Landlord’s failure to cause the Holder to enter into the SNDA with Tenant (or make any of the changes requested by Tenant) shall not be a default by Landlord under this Lease

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and reasonable approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the

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effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties with a legitimate business reason for reviewing such report and provided that Landlord instructs such parties to treat the same as confidential.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate (as confirmed by Landlord’s environmental consultant) to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Landlord and Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30. Environmental Requirements.

(a) Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by

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anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project. Landlord shall, at no cost or expense to Tenant, comply with all of Landlord’s monitoring and remediation obligations under applicable Legal Requirements with respect to the Hazardous Materials condition which is the subject of the Contemplated Covenant (as defined in Section 32 below). Notwithstanding anything to the contrary contained in Section 28 or this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove to Landlord’s reasonable satisfaction existed in the Premises immediately prior to the Commencement Date, or (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove to Landlord’s reasonable satisfaction migrated from outside of the Premises into the Premises, unless in either case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party. The parties specifically agree that Tenant will have no responsibility for any Hazardous Material to which the disclosure set forth in Section 30(i) below applies (namely those Hazardous Materials disclosed in the various reports prepared by Environ and referenced in the letter dated July 8, 2013 and provided to Tenant (the “Pre-Existing Hazardous Materials”), unless the presence of such Pre-Existing Hazardous Materials is contributed to or exacerbated by Tenant or any Tenant Party. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any and all claims made against Tenant by any Governmental Authority arising from or related to the presence of the Hazardous Materials specifically identified in and subject to the Contemplated Covenant.

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(b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year listing all Hazardous Materials which Tenant is required to disclose to any Governmental Authority (e.g., the fire department) in connection with its use or occupancy of the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c) Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this Lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d) Testing. Landlord shall have the right, upon reasonable advance notice to Tenant, to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises if there is violation of this Section 30 or if contamination for

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which Tenant is responsible under this Section 30 is identified; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions for which Tenant is responsible under this Section 30 identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant. Tenant shall have the right to have a Tenant representative present while Landlord conducts tests in the Premises pursuant to this Section 30(d).

(e) Control Areas. Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the Premises), as designated by the applicable building code, for chemical use or storage. As used in the preceding sentence, Tenant’s pro rata share of any control areas or zones located within the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone. For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant’s premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant’s pro rata share of such control area would be 20%.

(f) Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(g) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

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(h) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(i) Disclosure. Section 25359.7 of the California Health and Safety Code requires owners of nonresidential property who know or have reasonable cause to believe that a release of Hazardous Substances have come to be located on or beneath real property to provide written notice of that condition to a tenant of said real property. Landlord hereby notifies and informs Tenant that a release of Hazardous Substances may have come to be located on or beneath the Property. By Tenant’s execution of this Lease, Tenant (i) acknowledges Tenant’s receipt of the foregoing notice given pursuant to Section 25359.7 of the California Health and Safety Code and (ii) as of the date of this Lease and after receiving advice of Tenant’s legal counsel, waives any and all rights or remedies whatsoever, express, implied, statutory or by operation of law, Tenant may have against Landlord under Section 25359.7 of the California Health and Safety Code, including remedies for actual damages under Section 25359.7 of the California Health and Safety Code, arising out of or resulting from the Hazardous Materials disclosed to Tenant by this Lease (i.e., the Hazardous Materials that are the subject of the Contemplated Covenant).

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary, so long as Landlord is diligently pursuing the cure to completion). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

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Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 5 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim which notice shall specifically state that a Material Landlord Default exists and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion provided that it does not impact or adversely affect any other tenants at the Project, the Building structure or Common Areas, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord by way of reimbursement from Landlord with no right to offset against Rent, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately following sentence of this paragraph and the other provisions of this Lease. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder prior to commencing Tenant’s cure of any alleged Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises and assumption of this Lease by the transferee, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises (which inspections shall be performed during regular business hours unless otherwise agreed to by Tenant) and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Landlord shall use reasonable efforts to minimize interference with Tenant’s operations in the Premises in connection with Landlord’s activities conducted pursuant to this paragraph. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use or Tenant’s parking rights under this Lease. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

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Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder. Landlord shall use reasonable efforts to comply with Tenant’s reasonable security, confidentiality and safety requirements; provided, however, that Tenant has notified Landlord of such security, confidentiality and safety requirements prior to Landlord’s entry into the Premises. Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that (i) Landlord has advised Tenant that Landlord is in the process of preparing and negotiating a covenant to restrict the use of the Project (and environmental restriction)(the “Contemplated Covenant”) and Landlord has provided Tenant with a copy of a draft of the same (which remains subject to additions and changes before the same is finalized) and (ii) Landlord has the right to record the final version of such covenant and the provisions of the same shall be binding on the Project and all occupants and tenants. Upon Landlord’s execution of the covenant, Landlord shall comply with all of its obligations under the covenant and shall not pass through to Tenant (as part of Operating Expenses or otherwise) any costs incurred by Landlord in connection with such compliance.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Except for the payment of Rent, neither Tenant nor Landlord shall be responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, extreme weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits (including, without limitation, any time periods beyond customary time periods allocated by Landlord to obtain any permits required from Governmental Authorities in connection with Landlord’s Work), enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other similar causes or events beyond the reasonable control of such party (“Force Majeure”).

35. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Jones Lang LaSalle and Cassidy Turley. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or

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Landlord, as applicable, with regard to this leasing transaction. Landlord shall be responsible for all fees of Jones Lang LaSalle and Cassidy Turley arising out of the execution of this Lease in accordance with the terms of separate written agreement between Landlord, on the one hand, and Jones Lang LaSalle and Cassidy Turley, respectively, on the other hand.

36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s reasonable discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens visible from the outside of the Premises other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type reasonably acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

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Tenant shall have the exclusive right to display, at Tenant’s cost and expense, signs bearing Tenant’s name and/or logo at locations on the top of the Building selected by Tenant and reasonably acceptable to Landlord, in Landlord’s reasonable discretion, as more particularly depicted on Exhibit G. Tenant’s signage rights with respect to the Project Monument Sign and building top sign may be transferred in connection with any Permitted Assignment. Notwithstanding the foregoing, Tenant acknowledges and agrees that Tenant’s signage on the Building including, without limitation, the size, color and type, shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, shall be consistent with Landlord’s signage program at the Project and shall be subject to any and all other required approvals and applicable Legal Requirements. Tenant shall be responsible, at Tenant’s sole cost and expense, for the maintenance of Tenant’s signs, for the removal of Tenant’s signs at the expiration or earlier termination of this Lease and for the repair all damage resulting from such removal.

Tenant shall, at Tenant’s sole cost and expense, have the non-exclusive right to install a sign bearing Tenant’s name on the Monument Sign serving the Project (“Monument Sign”) as more particularly depicted on Exhibit G. Tenant acknowledges and agrees that Tenant’s signage on the Monument Sign including, without limitation, the location, size, color and type shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, shall be subject to and consistent with Landlord’s signage program at the Project and shall be subject to any and all other required approvals and applicable Legal Requirements. Tenant shall be responsible, at Tenant’s sole cost and expense, for the maintenance of Tenant’s signage on the Monument Sign, for the removal of Tenant’s signage from the Monument Sign at the expiration or earlier termination of this Lease and for the repair of all damage resulting from such removal. Tenant may alter Tenant’s signage on the Monument Sign or building top sign from time to time, subject to the reasonable consent of Landlord and otherwise in compliance with the terms and conditions of this Section 38. Tenant may use the TI Allowance to fund any signage to which it is entitled pursuant to this Section 38.

39. Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a) Extension Rights. Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 5 years each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise each Extension Right at least 9 months prior, and no earlier than 12 months prior, to the expiration of the Base Term of the Lease or the expiration of any prior Extension Term.

Upon the commencement of any Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of

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comparable size, quality (including all Tenant Improvements, Alterations and other improvements) and floor height in Class A laboratory/office buildings in the Torrey Pines area for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including tenant inducements, percentage of laboratory and office space, views, project amenities (and, for the avoidance of any doubt, Tenant shall continue to be required to pay a separate Amenities Fee in an amount to be determined when the Market Rate is determined; provided, however, that in no event shall such Amenities Fee be less than the Amenities Fee being paid by Tenant immediately prior to the applicable Extension Term), parking and parking costs, leasing commissions, allowances or concessions, if any. In lieu of Tenant being required to pay a separate parking charge for parking during any Extension Term, the market rate being charged in the Torrey Pines area at comparable projects to the Project for parking spaces comparable to the parking spaces being provided to Tenant during the applicable Extension Term shall be determined as part of the Market Rate and added to the Base Rent which Tenant is required to pay during the applicable Extension Term.

If, on or before the date which is 180days prior to the expiration of the Base Term of this Lease or, if applicable, the expiration of the first Extension Term, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the applicable Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 49(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 39(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.

(b) Arbitration.

(i) Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the

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Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

(iii) An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the Torrey Pines area of San Diego, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the Torrey Pines area of San Diego, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c) Rights Personal. Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(d) Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall, at Landlord’s option, not be in effect and Tenant may not exercise any of the Extension Rights:

(i) during any period of time that Tenant is in Default under any provision of this Lease; or

(ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

(e) No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.

(f) Termination. The Extension Rights shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

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40. Community Center Amenities.

(a) Generally. Subject to the provisions of this Section 40, Landlord’s affiliate, ARE-SD Region No. 17, LLC, a Delaware limited liability company (“Torreyana Landlord”) may construct amenities at the property owned by Torreyana Landlord located at 10996 Torreyana Road, San Diego, California (“Torreyana Project”), which include, without limitation, shared conference facilities (“Shared Conference Facilities”), a fitness center and restaurant (collectively, the “Amenities”) for non-exclusive use by (a) Tenant, (b) other tenants of the Project, (c) Landlord, (d) the tenants of Torreyana Landlord, (e) Torreyana Landlord, (e) other affiliates of Landlord, Torreyana Landlord and Alexandria Real Estate Equities, Inc. (“ARE”), (f) the tenants of such other affiliates of Landlord, Torreyana Landlord and ARE, and (g) any other parties permitted by Torreyana Landlord (collectively, “Users”). Landlord, Torreyana Landlord, ARE, and all affiliates of Landlord, Torreyana and ARE may be referred to collectively herein as the “ARE Parties.” Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that (i) Torreyana Landlord is in the preliminary phase of design and development of the Amenities and does not currently have and may not be able to obtain the governmental approvals necessary for the development and construction of the Amenities, (ii) Torreyana Landlord’s construction of the Amenities is subject to, among other things, Torreyana Landlord’s ability to obtain, on terms and conditions acceptable to Torreyana Landlord in its sole and absolute discretion, all of the governmental approvals to permit the design and construction of the Amenities, and the availability of materials and labor and all other conditions outside of Torreyana Landlord’s reasonable control, and (iii) Torreyana Landlord shall have the right, at the sole discretion of Torreyana Landlord, to construct any Amenities desired by Torreyana Landlord at the Torreyana Project but not make such constructed Amenities available for use by some or all currently contemplated Users (provided that such Amenities will be made available to Tenant so long as they are made generally available to the other tenants of Landlord’s affiliates in the Torrey Pines area). Torreyana Landlord shall have the sole right to determine all matters related to the Amenities including, without limitation, relating to the design and construction thereof; provided, however, that the Amenities will, if provided, be of a Class A standard and will include, at a minimum, a fitness center, Shared Conference Facility and eatery. If the Amenities are made available for use by Tenant, if at all, Tenant shall have the right, at a minimum, to use the fitness center, the Shared Conference Facility and the eatery. Tenant acknowledges and agrees that Landlord has not made any representations or warranties regarding the development of any of the Amenities and that Tenant is not entering into this Lease relying on the construction and completion of the Amenities or with an expectation that the Amenities will ever be constructed or made available to Tenant. Subject to the provisions of this Section 40, Landlord shall endeavor to cause the Amenities Commencement Date to occur prior to the Commencement Date.

(b) License. Following the delivery of written notice from Landlord to Tenant that the Amenities are available for use by Tenant (“Amenity Availability Notice”), if at all, and so long as the Torreyana Project and the Project continue to be owned by affiliates of ARE, Tenant shall have the non-exclusive right to the use of the available Amenities with 2 passes to the fitness center per 1,000 rentable square feet of the Premises (so long the persons using such passes are employed at the Premises) in common with other Users pursuant to the terms of this Section 40. If Landlord delivers an Amenity Availability Notice to Tenant, Tenant shall, upon the date (“Amenities Commencement Date”) set forth in the Amenity Availability Notice (provided that Tenant is actually permitted to commence using the Amenities as of such date), commence paying Landlord

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a fixed fee during the Base Term equal to $0.18 per rentable square foot of the Premises per month (“Amenities Fee”), which Amenities Fee shall by payable on the first day of each month during the Term whether or not Tenant elects to use any or all of the Amenities. The Amenities Fee shall be increased annually on each anniversary of the Amenities Commencement Date by the Rent Adjustment Percentage. In the event that the Amenities are not constructed or if they are constructed but not made available for use by Tenant, Tenant shall have no right to use the Amenities, if any, nor shall Tenant be required to pay the Amenities Fee.

(c) Shared Conference Facilities. Use by Tenant of the Shared Conference Facilities and restaurant at the Torreyana Project shall be in common with other Users with scheduling procedures reasonably determined by Torreyana Landlord. Torreyana Landlord reserves the right to exercise its reasonable discretion in the event of conflicting scheduling requests among Users.

Any vendors engaged by Tenant in connection with Tenant’s use of the Shared Conference Facilities shall be professional licensed vendors. Torreyana Landlord shall have the right to reasonably approve any vendors utilized by Tenant in connection with Tenant’s use of the Shared Conference Facilities. Prior to any entry by any such vendor onto the Torreyana Project, Tenant shall deliver to Landlord a copy of the contract between Tenant and such vendor and certificates of insurance from such vendor evidencing industry standard commercial general liability, automotive liability, and workers’ compensation insurance. Tenant shall cause all such vendors utilized by Tenant to provide a certificate of insurance naming Landlord, ARE, and Torreyana Landlord as additional insureds under the vendor’s liability policies. Notwithstanding the foregoing, Tenant shall be required to use the food service operator used by Torreyana Landlord at the Torreyana Project for any food service or catered events held by Tenant in the Shared Conference Facilities.

Tenant shall, at Tenant’s sole cost and expense, (i) be responsible for the set-up of the Shared Conference Facilities in connection with Tenant’s use (including, without limitation ensuring that Tenant has a sufficient number of chairs and tables and the appropriate equipment), and (ii) surrender the Shared Conference Facilities after each time that Tenant uses the Shared Conference Facilities free of Tenant’s personal property, in substantially the same set up and same condition as received, subject to casualty, and free of any debris and trash. If Tenant fails to restore and surrender the Shared Conference Facilities as required by sub-section (ii) of the immediately preceding sentence, such failure shall constitute a “Shared Facilities Default.” Each time that Landlord reasonably determines that Tenant has committed a Shared Facilities Default, Tenant shall be required to pay Landlord a penalty within 5 days after notice from Landlord of such Shared Facilities Default. The penalty payable by Tenant in connection with the first Shared Facilities Default shall be $200. The penalty payable shall increase by $50 for each subsequent Shared Facilities Default (for the avoidance of doubt, the penalty shall be $250 for the second Shared Facilities Default, shall be $300 for the third Shared Facilities Default, etc.). In addition to the foregoing, Tenant shall be responsible for reimbursing Torreyana Landlord or Landlord, as applicable, for all costs expended by Torreyana Landlord or Landlord, as applicable, in repairing any damage to the Shared Conference Facilities, the Amenities, or the Torreyana Project caused by Tenant or any Tenant Related Party. The provisions of this Section 40(c) shall survive the expiration or earlier termination of this Lease.

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(d) Rules and Regulations. Tenant shall be solely responsible for paying for any and all ancillary services (e.g., audio visual equipment) provided to Tenant, all food services operators and any other third party vendors providing services to Tenant at the Torreyana Project. Tenant shall use the Amenities (including, without limitation, the Shared Conference Facilities) in compliance with all applicable Legal Requirements and any reasonable rules and regulations imposed by Torreyana Landlord or Landlord from time to time (which rules shall not be enforced in a discriminatory manner) and in a manner that will not interfere with the rights of other Users. The use of Amenities other than the Shared Conference Facilities by employees of Tenant shall be in accordance with the terms and conditions of the standard licenses, indemnification and waiver agreement required by Torreyana Landlord or the operator of the Amenities to be executed by all persons wishing to use such Amenities. Neither Torreyana Landlord nor Landlord (nor, if applicable, any other affiliate of Landlord) shall have any liability or obligation for the breach of any rules or regulations by other Users with respect to the Amenities. Tenant shall not make any alterations, additions, or improvements of any kind to the Shared Conference Facilities, the Amenities or the Torreyana Project.

Tenant acknowledges and agrees that Torreyana Landlord shall have the right at any time and from time to time to reconfigure, relocate, modify or remove any of the Amenities at the Torreyana Project and/or to revise, expand or discontinue any of the services (if any) provided in connection with the Amenities; provided, however, that, subject to the other provisions of this Section 40, the Amenities shall, during the Base Term, contain shared conference facilities, a fitness center and restaurant.

(e) Waiver of Liability and Indemnification. Tenant warrants that it will use reasonable care to prevent damage to property and injury to persons while on the Torreyana Project. To the extent permitted by applicable law, Tenant waives any claims it or any Tenant Parties may have against any ARE Parties relating to, arising out of or in connection with the Amenities and any entry by Tenant and/or any Tenant Parties onto the Torreyana Project, and Tenant releases and exculpates all ARE Parties from any liability relating to, arising out of or in connection with the Amenities and any entry by Tenant and/or any Tenant Parties onto the Torreyana Project. Except to the extent caused by the negligence of any ARE Party, Tenant hereby agrees to indemnify, defend, and hold harmless the ARE Parties from any claim of damage to property or injury to person relating to, arising out of or in connection with (i) the use of the Amenities by Tenant or any Tenant Parties, and (ii) any entry by Tenant and/or any Tenant Parties onto the Torreyana Project. The provisions of this Section 40 shall survive the expiration or earlier termination of this Lease.

(f) Insurance. As of the Amenities Commencement Date, Tenant shall cause Torreyana Landlord to be named as an additional insured under the commercial general liability policy of insurance that Tenant is required to maintain pursuant to Section 17 of this Lease.

41. LEED Certification. Tenant agrees to reasonably cooperate with Landlord and to use commercially reasonable efforts to comply with measures reasonably implemented by Landlord with respect to the Building and/or the Project in connection with Landlord’s efforts, if any, to obtain a Leadership in Energy and Environmental Design (LEED) certificate for the Project, provided that such cooperation and efforts shall be at no material additional cost to Tenant. Tenant shall have the right (but not the obligation), at Tenant’s sole cost and expense, to pursue LEED certification of the Tenant Improvements.

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42. Emergency Generator. Subject to Tenant complying with all of the provisions of this Lease including without limitation, Section 12 hereof, and all applicable Legal Requirements and Landlord’s rules and regulations, Tenant shall have the right to install one emergency generator not greater than 750 Kw (the “Emergency Generator”) in a location reasonably acceptable to Landlord and Tenant (“Generator Area”), together with all utility and other connections required to connect the emergency Generator to the Premises. Tenant shall have all of the obligations under this Lease with respect to the Generator Area as though the Generator Area were part of the Premises including, without limitation, the delivery of a Surrender Plan with respect to the Generator Area pursuant to Section 28. All such improvements to the Generator Area shall be of a design and type and with screening and landscaping acceptable to Landlord, in Landlord’s reasonable discretion. Tenant may elect to remove the Emergency Generator upon the expiration of the Term if the same has not been paid for out the TI Allowance; provided, however, that in the event Tenant does not elect (or is not permitted) to remove the Emergency Generator Landlord shall have the right, in its sole and absolute discretion, to require Tenant to remove any such Emergency Generator installed by Tenant. If the Emergency Generator is removed by Tenant, Tenant will restore the Generator Area to its original use and condition (provided that Tenant will not be required to demolish any concrete pad or remove any electrical lines or conduit connecting the pad to the Premises so long as it is left in a condition that a subsequent user can use such items. Notwithstanding anything to the contrary contained herein, Tenant shall surrender the Generator Area free of any debris and trash and free of any Hazardous Materials upon the expiration or earlier termination of the Term. Landlord shall have no obligation to make any repairs or improvements to the Emergency Generator or the Generator Area and Tenant shall maintain the same, at Tenant’s sole cost and expense, in good repair and condition during the Term as though the same were part of the Premises.

43. Roof Equipment. Tenant shall have the right, at its sole cost and expense, subject to compliance with all Legal Requirements including, without limitation, any height restrictions applicable to the Building, to install, maintain, and remove on the top of the roof of the Building, in a location designated by Landlord, one satellite dish or antenna for the transmission or reception of communication signals to the extent reasonably necessary to support Tenant’s operations within the Premises, including ancillary cabling to connect such equipment to the Premises (“Satellite Equipment”) on the following terms and conditions:

(a) Requirements. Tenant shall submit to Landlord (i) the plans and specifications for the installation of the Satellite Equipment, (ii) copies of all required governmental and quasi-governmental permits, licenses, and authorizations that Tenant will and must obtain at its own expense, with the cooperation of Landlord, if necessary for the installation and operation of the Satellite Equipment, and (iii) an insurance policy or certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance as reasonably required by Landlord for the installation and operation of the Satellite Equipment. Landlord shall not unreasonably withhold or delay its approval for the installation and operation of the Satellite Equipment; provided, however, that Landlord may reasonably withhold its approval if the installation or operation of the Satellite Equipment (A) may damage the structural integrity of the Building, (B) may void, terminate, or invalidate any applicable roof warranty, (C) may interfere with any service provided by Landlord or any tenant of the Project, (D) may reduce the leasable space in the Building on which Tenant would otherwise be paying Base Rent, or (E) is not properly screened from the viewing public.

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(b) No Damage to Roof. If installation of the Satellite Equipment requires Tenant to make any roof cuts or perform any other roofing work, such cuts shall only be made to the roof area of the Building designated in writing by Landlord and only in the manner designated in writing by Landlord; and any such installation work (including any roof cuts or other roofing work) shall be performed by Tenant, at Tenant’s sole cost and expense by a roofing contractor designated by Landlord. If Tenant or its agents shall otherwise cause any damage to the roof during the installation, operation, and removal of the Satellite Equipment such damage shall be repaired promptly at Tenant’s expense and the roof shall be restored in the same condition it was in before the damage. Landlord shall not charge Tenant Additional Rent for the installation and use of the Satellite Equipment. If, however, Landlord’s insurance premium or Tax assessment increases as a result of the Satellite Equipment, Tenant shall pay such increase as Additional Rent within 10 after receipt of a reasonably detailed invoice from Landlord. Tenant shall not be entitled to any abatement or reduction in the amount of Rent payable under this Lease if for any reason Tenant is unable to use the Satellite Equipment. In no event whatsoever shall the installation, operation, maintenance, or removal of the Satellite Equipment by Tenant or its agents void, terminate, or invalidate any applicable roof warranty.

(c) Protection. The installation, operation, and removal of the Satellite Equipment shall be at Tenant’s sole risk. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including, but not limited to, attorneys’ fees) of every kind and description that may arise out of or be connected in any way with Tenant’s installation, operation, or removal of the Satellite Equipment.

(d) Removal. At the expiration or earlier termination of this Lease or the discontinuance of the use of the Satellite Equipment by Tenant, Tenant shall, at its sole cost and expense, remove the Satellite Equipment from the Building. Tenant shall leave the portion of the roof where the Satellite Equipment was located in good order and repair, reasonable wear and tear excepted. If Tenant does not so remove the Satellite Equipment, Tenant hereby authorizes Landlord to remove and dispose of the Satellite Equipment and charge Tenant as Additional Rent for all costs and expenses incurred by Landlord in such removal and disposal. Tenant agrees that Landlord shall not be liable for any Satellite Equipment or related property disposed of or removed by Landlord.

(e) No Interference. The Satellite Equipment shall not interfere with the proper functioning of any telecommunications equipment or devices that installed by Landlord or for any other tenant of the Project.

(f) Relocation. Landlord shall have the right, at its expense and after 60 days prior notice to Tenant, to relocate the Satellite Equipment to another site on the roof of the Building as long as such site reasonably meets Tenant’s sight line and interference requirements and does not unreasonably interfere with Tenant’s use and operation of the Satellite Equipment.

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(g) Access. Landlord grants to Tenant the right of ingress and egress on a 24 hour 7 day per week basis to install, operate, and maintain the Satellite Equipment. Before receiving access to the roof of the Building, Tenant shall give Landlord at least 24 hours’ advance written or oral notice, except in emergency situations, in which case 2 hours’ advance oral notice shall be given by Tenant. Landlord shall supply Tenant with the name, telephone, and pager numbers of the contact individual(s) responsible for providing access during emergencies.

(h) Appearance. If permissible by Legal Requirements, the Satellite Equipment shall be painted the same color as the Building so as to render the Satellite Equipment virtually invisible from ground level.

(i) No Assignment. The right of Tenant to use and operate the Satellite Equipment shall be personal solely to Tenant and any assignee subject to a Permitted Assignment, and (i) no other person or entity shall have any right to use or operate the Satellite Equipment, and (ii) Tenant shall not assign, convey, or otherwise transfer to any person or entity any right, title, or interest in all or any portion of the Satellite Equipment or the use and operation thereof, other than in connection with a Permitted Assignment.

44. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c) Financial Information. Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders. So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 44(c) shall not apply.

(d) Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease. Nothing contained in this Lease is intended to prohibit Tenant from filing this Lease to the extent that Tenant is required to do so pursuant to applicable SEC requirements; provided, however that Tenant shall seek confidential treatment from the SEC with respect to certain information contained in this Lease if requested to do so by Landlord at the time this Lease is executed.

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(e) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i) Time. Time is of the essence as to the performance of Tenant’s and Landlord’s obligations under this Lease.

(j) OFAC. Tenant is currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

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(l) Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(m) No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(n) Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(o) Redevelopment of Project. Tenant acknowledges that Landlord, in its sole discretion, may from time to time expand, renovate and/or reconfigure the Project as the same may exist from time to time and, in connection therewith or in addition thereto, as the case may be, from time to time without limitation: (a) change the shape, size, location, number and/or extent of any improvements, buildings, structures, lobbies, hallways, entrances, exits, parking and/or parking areas relative to any portion of the Project; (b) modify, eliminate and/or add any buildings, improvements, and parking structure(s) either above or below grade, to the Project, the Common Areas and/or any other portion of the Project and/or make any other changes thereto affecting the same; and (c) make any other changes, additions and/or deletions in any way affecting the Project and/or any portion thereof as Landlord may elect from time to time, including without limitation, additions to and/or deletions from the land comprising the Project, the Common Areas and/or any other portion of the Project. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to seek damages (including abatement of Rent) or to cancel or terminate this Lease because of any proposed changes, expansion, renovation or reconfiguration of the Project nor shall Tenant have the right to restrict, inhibit or prohibit any such changes, expansion, renovation or reconfiguration; provided, however, Landlord shall not change the size, dimensions, location or Tenant’s Permitted Use of the Premises and Landlord will not expand and/or reconfigure the Building during the Term of this Lease. Landlord shall use reasonable efforts to cause the redevelopment contemplated pursuant to this Section 44(o) to be performed in a manner that does not materially and adversely affect Tenant’s beneficial use and occupancy of the Premises and/or access to or use of parking at the Project, other than on a temporary basis while construction and related work may be ongoing. No expansion, renovation and/or reconfiguring of the Project pursuant to this paragraph will result in Tenant having fewer parking spaces available for its use other than on a temporary basis while construction and related work may be ongoing, and during such periods Landlord shall provide substitute parking in reasonable proximity to the Project.

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(p) Discontinued Use. If, at any time following the Rent Commencement Date, Tenant does not continuously operate its business in the Premises for a period of 180 consecutive days, Landlord may, but is not obligated to, elect to terminate this Lease upon 30 days’ written notice to Tenant, whereupon this Lease shall terminate 30 days’ after Landlord’s delivery of such written notice (“Termination Date”), and Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Termination Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the Termination Date and those which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease.

(q) Attorneys’ Fees. If a dispute of arises or an action is filed under this Lease or this Lease gives rise to any other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees, costs and expenses. The prevailing party shall also be entitled to attorneys’ fees and costs after any dismissal of an action.

[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

THE MEDICINES COMPANY,
a Delaware corporation

By:

Its:

LANDLORD:

ARE-SD REGION NO. 35, LLC,
a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

By: ARE-QRS CORP.,
a Maryland corporation,
general partner

By:
Its:

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EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

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EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

PARCEL 2 OF PARCEL MAP NO. 2411, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON MARCH 4, 1974.

PARCEL B:

LOT 4, TORREY PINES SCIENCE PARK, UNIT NO. 1, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 6229 FILED NOVEMBER 21, 1968 IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PORTION OF SAID LOT 4:

COMMENCING AT THE INTERSECTION OF THE CENTER LINE OF TORREY ANA ROAD, 60.00 FEET WIDE AS LOCATED AND ESTABLISHED AS OF THE DATE OF THIS INSTRUMENT, WITH THE CENTER LINE OF SCIENCE PARK ROAD, 70.00 FEET WIDE AS LOCATED AND ESTABLISHED AS OF THE DATE OF THIS INSTRUMENT; THENCE WESTERLY ALONG SAID CENTER LINE OF SCIENCE PARK ROAD, A DISTANCE OF 73.44 FEET TO A WESTERLY CORNER OF TORREY PINES SCIENCE PARK UNIT NO. 2, ACCORDING TO MAP THEREOF NO. 8434, FILED THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, SAID DISTANCE WAS ESTABLISHED BY THE FILING OF MAP NO. 8434; THENCE SOUTHERLY ALONG A WESTERLY BOUNDARY OF SAID MAP NO. 8434 TO AN INTERSECTION WITH THE SOUTHERLY LINE OF SAID SCIENCE PARK ROAD, SAID POINT OF INTERSECTION BEING A POINT ON THE ARC OF A 965.17 FOOT RADIUS CURVE, CONCAVE SOUTHERLY, AND BEING ALSO THE TRUE POINT OF BEGINNING; THENCE WESTERLY ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 00°56’47”, AN ARC DISTANCE OF 15.94 FEET TO A POINT WITH THE ARC OF S 65.00 FOOT RADIUS CURVE, CONCAVE SOUTHWESTERLY, A RADIAL TO SAID POINT BEARS NORTH 07°04’52” EAST; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 14°10’09”, AN ARC DISTANCE OF 16.07 FEET TO AN INTERSECTION WITH SAID WESTERLY BOUNDARY LINE OF MAP NO. 8434; THENCE ALONG SAID WESTERLY BOUNDARY LINE, NORTH 08°00’37” EAST, 1.85 FEET RETURNING TO THE TRUE POINT OF BEGINNING.

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Work Letter – Landlord Build	3013 Science Park/The Medicines Company - Page 1

EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER dated September ___, 2014 (this “Work Letter”) is made and entered into by and between ARE-SD REGION NO. 35, LLC, a Delaware limited liability company (“Landlord”), and THE MEDICINES COMPANY, a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated September __, 2014 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. General Requirements.

(a) Tenant’s Authorized Representative. Tenant designates Eric Loumeau (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b) Landlord’s Authorized Representative. Landlord designates Jeff Hughson and Stu Berry (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that: (i) DGA shall be the architect (the “TI Architect”) for the Tenant Improvements, (ii) DPR Construction shall be the general contractor (the “General Contractor”) for the Tenant Improvements, and (iii) any subcontractors for the Tenant Improvements shall be selected, subject to the terms of this paragraph, by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. The design contract between Landlord and the TI Architect with respect to the Tenant Improvements shall be separate from the design contract between Landlord and the TI Architect with respect to the Building Shell (as defined below) and such design contract for the Tenant Improvements shall be reasonably acceptable to Tenant. The construction contract between Landlord and the General Contractor for the Tenant Improvements including, without limitation, the General Contractor’s fee and the general conditions of the construction contract for the Tenant Improvements shall be negotiated by Landlord, subject to Tenant’s approval which shall not be unreasonably withheld, conditioned or delayed. The General Contractor shall (a) obtain at least 3 bids from subcontractors reasonably approved in advance by Tenant for the work of the major trades of the Tenant Improvements (comprising the mechanical, electrical and plumbing work, each a “Major Trade Subcontractor”), and (b) select the lowest bid from among such Major Trade Subcontractors, unless otherwise reasonably approved by Tenant and Landlord. All bids for the Tenant Improvements will be made available to Tenant on an “open book” basis.

2. Tenant Improvements.

(a) Definition of Building Shell, Tenant Improvements and Landlord’s Work. As used herein, the term, “Building Shell” shall mean a cold shell consisting of the items reflected on the base building description attached to this Work Letter as Annex 1 (“Base Building Description”). As used herein, the term “Tenant Improvements” shall mean all improvements to the Building of a fixed and permanent nature as shown on the TI Construction Drawings, as defined in Section 2(c) below. As used

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herein, the term “Landlord’s Work” shall mean collectively the work of constructing the Building Shell and the Tenant Improvements. Landlord shall be responsible, at Landlord’s sole cost and expense, for the construction of the parking structure serving the Project. The current schedule for Landlord’s Work (which remains subject to change) is attached to this Work Letter as Annex 4.

Tenant shall be solely responsible for ensuring that the Building Shell and the Tenant Improvements design and specifications for the Premises are consistent with Tenant’s requirements. Except as expressly provided for in the approved Budget (as hereinafter defined) for the Tenant Improvements, in any Change Request relating to the Tenant Improvements and/or as a result of any Tenant Delay (collectively, “Tenant Triggered Matters”), Landlord will pay all of the costs associated with the construction of the Building Shell and the parking structure serving the Project. Tenant shall be solely responsible for all costs incurred by Landlord to alter the Building as a result of Tenant’s requested changes (as described below); provided, however, that in no event shall Landlord be obligated to make any changes requested by Tenant. Landlord shall have no obligation to, and shall not, secure any permits, approvals or entitlements related to Tenant’s specific use of the Premises or Tenant’s business operations therein. Other than its obligation to perform Landlord’s Work and construct the parking structure serving the Project, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(b) Tenant’s Space Plan. Landlord and Tenant acknowledge and agree that the Tenant Improvement Specifications attached hereto as Annex 2 (“Tenant Improvement Specifications”) and the space plan prepared by the TI Architect attached hereto as Annex 3 (the “Space Plan”) have been approved by both Landlord and Tenant.

(c) Design Development Drawings. Within 90 days after the mutual execution and delivery of this Lease, Landlord shall cause the TI Architect to prepare and submit for Tenant’s review and approval preliminary plans and specifications for development of the Tenant Improvements (the “Design Development Drawings”). Tenant shall be solely responsible for ensuring that the Design Development Drawings reflect Tenant’s requirements for the Tenant Improvements. Tenant shall deliver its written comments on the Design Development Drawings to Landlord not later than 10 business days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is consistent with the Space Plan without submitting a Change Request. Landlord and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Tenant how Landlord proposes to respond to such comments and Landlord will submit revised Design Development Drawings reflecting Tenant’s comments and Landlord’s response to such comments; provided, however, that Landlord will not be required to consider any comments which are not consistent with the Space Plan unless Tenant submits a Change Request. Any disputes in connection with such comments shall be resolved in accordance with Section 2(e) hereof.

(d) Construction Drawings. Within 90 days after the Design Development Drawings have been finalized, Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the Design Development Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Tenant shall deliver its written comments on the TI Construction Drawings to Landlord not later than 10 business days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is consistent with the Design Development Drawings without submitting a Change Request. Landlord and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Tenant how Landlord proposes to respond to such comments and Landlord submit revised TI Construction Drawings reflecting Tenant’s comments and Landlord’s response to such comments; provided, however, that Landlord will not be required to consider any comments which are not consistent with the Design Development Drawings unless Tenant submits a Change Request. Any disputes in connection with such comments shall be resolved in accordance with Section 2(e) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the Design Development Drawings, Tenant shall approve the TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request. Once approved by Tenant, subject to the provisions of Section 4 below, Landlord shall not materially modify the TI Construction Drawings without Tenant’s approval except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below).

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(e) Approval and Completion. It is hereby acknowledged by Landlord and Tenant that the TI Construction Drawings with respect to the underground package must be completed and approved not later than July 1, 2015, and the TI Construction Drawings for permits must be completed and approved not later than December 1, 2015, in order for the Landlord’s Work to be Substantially Complete by the Target Commencement Date (as defined in the Lease). Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not adversely or materially affect the base Building, structural components of the Building or any Building systems. Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3. Performance of Landlord’s Work.

(a) Commencement and Permitting. Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant. The cost of obtaining the TI Permit shall be payable from the TI Fund. Tenant shall assist Landlord in obtaining the TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that: (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions; provided, however, that (y) with respect to Tenant Improvements, any of the costs related to any of the items described in such clauses (i), (ii) and (iii) shall be paid for out of the TI Fund, and (y) with respect to the Building Shell and parking structure, any of the costs related to any of the items described in such clauses (i), (ii) and (iii) shall be borne by Landlord except to the extent relating to Tenant Triggered Matters in which case Tenant shall bear the cost.

(b) Completion of Landlord’s Work. On or before the Target Commencement Date (subject to Tenant Delays and Force Majeure delays), Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner, with the Building Shell in a water tight condition, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Premises and with a certificate or temporary certificate of occupancy (or an equivalent approval having been issued) for the Premises permitting lawful occupancy of the Premises (but specifically excluding any permits, licenses or other governmental approvals required to be obtained in connection with Tenant’s operations in the Premises)(“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of Landlord’s Work, Landlord shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704, and Landlord will require the vendors installing the major mechanical equipment to perform operational testing/commissioning of their respective equipment to confirm that the same are in good working order and functioning as designed. Upon Tenant’s request, Landlord will deliver “as built” drawings of the Tenant Improvements to Tenant and will provide copies of all warranties and manuals relating to any components of the Tenant Improvements for which such items are provided. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to the Tenant Improvements; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.

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(c) Selection of Materials. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected at Landlord’s reasonable discretion. As to all building materials and equipment that Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its reasonable discretion unless a manufacturer is specified in the approved TI Construction Drawings.

(d) Delivery of the Premises. When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(d) and Section 2 of the Lease, Tenant shall accept the Premises. Tenant’s taking possession and acceptance of the Premises shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with applicable Legal Requirements, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period. If the contractor fails to remedy such Construction Defect within a reasonable time, Landlord shall use reasonable efforts to remedy the Construction Defect within a reasonable period. Landlord shall cooperate, at no cost to Landlord, with Tenant should Tenant elect to pursue a claim against such contractor, provided, however, that Tenant’s claims are subject and subordinate to any claims which Landlord may have against such contractor.

Landlord shall reasonably cooperate with Tenant as required so that Tenant (along with Landlord) shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises. Landlord shall cooperate with Tenant’s efforts to enforce any warranties in the event of any defect or inadequacy in construction. Landlord shall obtain industry standard warranties from the General Contractor and will require the General Contractor to obtain industry standard warranties from all subcontractors performing the Tenant Improvements. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(e) Tenant Delay. Except as otherwise provided in the Lease, Delivery of the Premises shall occur when Landlord’s Work has been Substantially Completed, except to the extent that completion of Landlord’s Work shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):

(i) Tenant’s Representative was not available to give or receive any Communication or to take any other action required to be taken by Tenant hereunder within a reasonable period of time (not to exceed 2 business days) after written request from Landlord;

(ii) Tenant’s request for changes to the Building Shell, whether or not such changes are actually performed;

(iii) The construction of any changes to the Building Shell requested by Tenant and agreed upon by Landlord;

(iv) Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;

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(v) Construction of any Change Requests;

(vi) Tenant’s request for materials, finishes or installations requiring unusually long lead times (provided Landlord will request that the General Contractor inform Tenant of any long lead time items and identify substitutes for such items as soon as reasonably possible);

(vii) Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;

(viii) Tenant’s delay in providing any information that is reasonably required to come from Tenant which is critical to the normal progression of the Project within a reasonable period of time after request. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;

(ix) Tenant’s delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(d) below) for more than 10 business days after such Excess TI Costs are required to be paid to Landlord; or

(x) Any other act or omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons that continues for more than 1 business day after Landlord’s notice thereof to Tenant.

If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the Tenant Improvements would have been Substantially Completed but for such Tenant Delay and such certified date shall be deemed to be the Commencement Date for purposes of Tenant’s obligation to pay Base Rent, Operating Expenses, Excess TI Costs and TI Rent; however, Tenant will not have any obligation to pay any amounts to third parties pursuant to the Lease (and will not occupy the Premises) until the date upon which the Premises is Delivered to Tenant with the Landlord’s Work Substantially Complete. Upon request, Landlord shall advise Tenant of any materials, finishes or installations which are required as part of any Change Request that will result in unusually long lead times.

4. Changes. Any changes requested by Tenant to the Tenant Improvements now that the Space Plan has been approved by the parties shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.

(a) Tenant’s Request For Changes. If Tenant shall request changes to the Tenant Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall use commercially reasonable efforts to provide Tenant with an estimate of the time it will take and the architectural and engineering fees and costs that will be incurred to analyze such Change Request (which costs shall be paid from the TI Fund to the extent actually incurred, whether or not such change is implemented). Regardless of whether the foregoing estimate is provided, Landlord shall submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the estimated additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete. Any actual delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be Tenant Delay.

(b) Implementation of Changes. If Tenant: (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, and (ii) deposits with Landlord any Excess TI Costs required in connection with such Change (if applicable), Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

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5. Costs.

(a) Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Landlord shall obtain a detailed breakdown by trade of the costs incurred or that will be incurred in connection with the design and construction of the Tenant Improvements (the “Budget”). The Budget shall be based upon the TI Construction Drawings approved by Tenant and shall include a payment to Landlord of administrative rent (“Administrative Rent”) in the amount of $150,000 for monitoring and inspecting the construction of the Tenant Improvements and Changes, which sum shall be payable from the TI Fund (as defined in Section 5(d)). Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with monitoring the construction of the Tenant Improvements and Changes, and shall be payable out of the TI Fund. Tenant shall have the right to use a third party construction manager reasonably acceptable to Landlord with respect to the design, construction and construction management of the Tenant Improvements (and Landlord hereby approves Doug Cowan of Jones Lang LaSalle as Tenant’s construction manager). The cost of such third party construction manager may be paid out of the TI Allowance following presentment of an invoice pursuant to a schedule to be agreed upon by Landlord and Tenant. Tenant shall either (i) approve and deliver the Budget to Landlord within five (5) business days of the receipt of the same and Tenant’s failure to respond shall constitute a Tenant Delay to the extent completion of Landlord’s Work is actually delayed, or (ii) notify Landlord within five (5) business days after Tenant’s receipt of the Budget that Tenant will instruct the TI Architect to revise the TI Construction Drawings to change the amount of the Budget, in which case such changes shall be made to the TI Construction Drawings only in accordance with this Work Letter and the revised TI Construction Drawings shall be provided to the General Contractor for repricing whereupon Landlord shall revise the Budget for Tenant’s approval. This procedure shall be repeated until the Budget is approved by Tenant which approval shall not be unreasonably withheld, delayed or conditioned, and if the process is repeated more than once then each day until the Budget is approved by Tenant shall constitute a Tenant Delay (to the extent of an actual delay in the completion of Landlord’s Work). If the Budget is greater than the TI Allowance, Tenant shall pay the difference to Landlord pursuant to a schedule to be determined by Landlord in its sole and absolute discretion; provided, however, in no event shall Landlord require Tenant to pay to Landlord more than 50% of the difference, in cash, prior to the commencement of construction of the Tenant Improvements or Changes, nor shall Landlord require Tenant to pay more than 50% of the difference to Landlord prior to the point when the Tenant Improvements are at least 50% completed, for disbursement by Landlord as described in Section 5(d). If following Substantial Completion of the Tenant Improvements, there remain Excess TI Costs which have not been billed to Tenant, Tenant shall, after receipt of reasonably acceptable evidence of the same from Landlord, pay the same to Landlord which costs will be amortized on a straight line basis over the first ten (10) months of the Base Term of the Lease (commencing after the date of Delivery of the Premises to Tenant with Landlord’s Work Substantially Complete; provided, however, that if any Excess TI Costs are billed to Tenant after the date of the Delivery then the commencement date for the straight line amortization of such Excess TI Costs over the remainder of such 10–month period shall commence on Tenant’s receipt of the bill for the applicable Excess TI Costs) with interest at 8% per annum as Additional Rent, and such amortized amounts will be payable by Tenant monthly at the same time and place as Base Rent commencing with the first payment of Base Rent after the Construction Period.

Notwithstanding anything to the contrary contained herein, in no event may the cost of the Tenant Improvements (including Changes) exceed $275.00 per rentable square foot of the Premises without Landlord’s prior written consent which consent may be granted or withheld in Landlord’s sole and absolute discretion.

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(b) TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (collectively, the “TI Allowance”) as follows:

1. a “Tenant Improvement Allowance” in the maximum amount of $200.00 per rentable square foot in the Premises, which is included in the Base Rent set forth in the Lease; and

2. an “Additional Tenant Improvement Allowance” in the maximum amount of $45.00 per rentable square foot in the Premises, which shall, to the extent used, result in TI Rent as set forth in Section 4(b) of the Lease.

Within 10 days after Tenant’s receipt of the Budget, Tenant shall notify Landlord how much Additional Tenant Improvement Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion. The TI Allowance shall be disbursed in accordance with this Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4; except that, if, following the completion and full payment of the Tenant Improvements, the full TI Costs were less than $200.00 per rentable square foot of the Premises, then the Base Rent payable during the Base Term under the Lease shall be reduced by the amount of the savings multiplied by 7% per annum. For example, if only $190.00 per rentable square foot of the Tenant Improvement Allowance is used, the Base Rent per rentable square foot per month would be reduced by $0.0583 per rentable square foot per month.

In addition to the foregoing, if Tenant elects to construct operable windows as part of the Tenant Improvements on the second floor of the Building in select locations mutually agreed to by Landlord and Tenant, Landlord shall contribute up to $100,000 towards the costs incurred by Tenant in connection with the same.

(c) Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the Space Plan, the Design Development Drawings and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, the cost of Minor Variations, Landlord’s out-of-pocket expenses, costs resulting from Tenant Delays and the cost of Changes (collectively, “TI Costs”). Except as provided in the following sentence, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements. A portion of TI Allowance, up to $7.00 per rentable square foot of the Premises may be used for Tenant’s voice and data cabling, security system, Tenant’s signage, the Emergency Generator and other costs reasonably acceptable to Landlord.

(d) Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall, pursuant to a schedule to be determined by Landlord but in compliance with the provisions of the second to last sentence of Section 5(a), deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”). If Tenant fails to deposit any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. The TI Allowance and Excess TI Costs are herein referred to as the “TI Fund.” Funds deposited by Tenant shall be the first disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs in excess of the TI Allowance and the cost of Minor Variations to the Tenant Improvements in excess of the TI Allowance. If upon completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

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6. Tenant Access.

(a) Tenant’s Access Rights. Tenant shall have no right to access the Premises prior to the date of Substantial Completion of the Landlord’s Work.

(b) No Interference. Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until Substantial Completion of Landlord’s Work.

(c) No Acceptance of Premises. The fact that Tenant may, with Landlord’s consent, enter into the Project prior to the date Landlord’s Work is Substantially Complete for the purpose of performing Tenant’s Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.

7. Limitation on Tenant’s Liability.

(a) Notwithstanding anything to the contrary contained in the Lease (including this Work Letter), during the Construction Period (as defined below), Tenant’s liability to Landlord under the Lease (including the Work Letter) for Rental Payments shall at no time exceed 89.9% of Landlord’s Project Costs incurred as of the date of Landlord’s claim for such amount owed by Tenant (the “89.9% Threshold”) as reasonably determined by the Landlord; provided that such 89.9% Threshold will be calculated by taking into consideration whether at any point during the Construction Period, the sum of the Rental Payments could exceed the 89.9% Threshold, with the Rental Payments calculated to include (i) the accreted value of any Rental Payments previously made by Tenant plus (ii) the present value of the maximum amount of Rental Payments that Tenant could be required to pay as of that point in time (whether or not construction is completed). With respect to clause (ii) in the preceding sentence, for the avoidance of any doubt, any amounts previously deferred shall not be deemed currently payable for purposes of the calculation. Any Rental Payments owed by Tenant to Landlord in excess of such 89.9% Threshold (the “Excess Amounts”) shall not be payable during the Construction Period, and will instead be amortized on a straight line basis over the Base Term of the Lease (commencing after the date of Delivery of the Premises to Tenant with Landlord’s Work Substantially Complete) with interest at 8% per annum as Additional Rent, and such amortized Excess Amounts will be payable by Tenant monthly at the same time and place as Base Rent commencing with the first payment of Base Rent after the Construction Period. For purposes of calculating the 89.9% Threshold, the Rental Payments owed by Tenant to Landlord at the time of the applicable calculation shall be discounted to their then present value using 9% which represents Tenant’s incremental borrowing rate on the date hereof, applied on a monthly basis. All remedies of Landlord which arise under the Lease and this Work Letter during the Construction Period will be subject to this Section 7 (including remedies in the event the Lease is terminated during the Construction Period), excepting only amounts due from Tenant to Landlord by reason of fraud, willful misconduct, bankruptcy or illegal acts by Tenant.

(b) As used in this Section 7,

(i) “Construction Period” shall mean the period from the date of the Lease until the date of Delivery of the Premises to Tenant with Landlord’s Work Substantially Complete (regardless of any Tenant Delays); provided, however, that, if there are more than 270 days of Tenant Delay, Landlord may if it so elects, notwithstanding anything to the contrary contained in the Lease (and/or

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this Work Letter), (x) terminate this Lease, upon written notice to Tenant, in which case the Construction Period shall terminate and Landlord may pursue all of its rights and remedies under the Lease (and this Work Letter) or (y) construct and Deliver the Premises with Tenant Improvements as determined by Landlord, in its sole and absolute discretion including, without limitation, changing the TI Construction Drawings so that the Tenant Improvements are consistent with a so-called spec build-out for one or more tenants and without any further input required or permitted by Tenant, but Tenant shall not be responsible for Excess TI Costs with respect to the Tenant Improvements in excess of the TI Allowance of $245 per rentable square of the Premises unless Tenant has approved such Excess TI Costs (in Tenant’s sole discretion), and Tenant agrees to accept the Premises in their as is condition upon Delivery.

(ii) “Rental Payments” shall mean all of the following amounts which are required to be paid by Tenant to Landlord under the Lease (and this Work Letter), including, without limitation, as a result of Tenant Delay: Base Rent, Operating Expenses, costs arising from Change Requests, Excess TI Costs, TI Rent, any amount owed to Landlord pursuant to an any indemnification obligation on the part of Tenant in favor of Landlord (with the parties agreeing that, during the Construction Period, Tenant’s indemnification obligation shall be limited as set forth in Section 7(e) below), any amount which Tenant is required to pay to Landlord as reimbursement for amounts paid by Landlord to a third party during the Construction Period, and any and all other costs payable by Tenant to Landlord including payments in the event of a default by Tenant. Rental Payments will not include (and the 89.9% Threshold will not apply to) amounts due from Tenant to Landlord by reason of fraud, willful misconduct, bankruptcy or illegal acts by Tenant.

(iii) “Project Costs” shall include the following as reasonably determined by the Landlord:

(a)

the amount capitalized in the Building (including related site improvements as allocated to the Building and the Building’s share of the parking structure serving the Building) and by the Landlord in accordance with generally accepted accounting principles in the United States,

(b)

any amounts related to the Building (including related site improvements as allocated to the Building and the Building’s pro rata share of the parking structure serving the Building) paid by the Landlord to third parties other than lenders or owners. These costs exclude transaction costs not otherwise capitalized by the Landlord in accordance with GAAP, and

(c)	land carrying costs, such as interest or ground rentals incurred during the Construction Period.

Project Costs shall exclude land acquisition costs and imputed yield on equity in the Building. The Building’s share of the parking structure will be allocated to Project Costs based on relative value or other value methods as appropriate under the circumstances as reasonably determined by the Landlord.

(c) For the avoidance of any doubt, if there are any Excess Amounts, Landlord shall make the determination, which shall be binding on Tenant, as to which Excess Amounts owed to Landlord are being deferred and in what order such Excess Amounts are being paid to Landlord.

(d) If Tenant fails to pay any Excess Amounts to Landlord as and when required, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). Notwithstanding anything to the contrary contained herein, all Excess Amounts shall become immediately due and payable to Landlord if any of the insolvency defaults described in Section 20(f) occur and no further Rental Payments shall be deferred pursuant to Section 7(a).

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(e) Limitations on Tenant Indemnification during the Construction Period. Notwithstanding any other provision of the Lease or this Work Letter to the contrary, with respect to any indemnity obligation of Tenant arising at any time during the Construction Period only, (A) the term “Landlord” shall mean and shall be limited to ARE-SD Region No. 35, LLC (and any entity that that succeeds to ARE-SD Region No. 35, LLC’s interest as Landlord under the Lease) and shall not include any other person or entity; provided, however, that Landlord may include in any claim owed by Tenant to Landlord any amount which Landlord shall pay or be obligated to indemnify any other person or entity, and (B) any indemnity obligation shall be limited to losses caused by, or arising as a result of any act or failure to act of, Tenant or Tenant’s employees, agents or contractors.

(f) Notwithstanding Section 18 of the Lease, in the event of any damage or destruction to the Project during the Construction Period only, Tenant will have no liability for deductible amounts or any amounts not covered by insurance.

(g) It is the intention of the parties that any Force Majeure delay which occurs during the Construction Period will postpone the Commencement Date of the Lease by the number of days such Force Majeure continues (i.e., if Substantial Completion of Landlord’s Work is delayed by ten (10) days due to a Force Majeure event, then the Commencement Date will be postponed for a period of ten (10) days).

8. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(b) Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c) Weekly Meetings. During the construction of the Tenant Improvements, Landlord, Tenant and the General Contractor (and any other parties reasonably necessary as determined by the General Contractor) will meet on a weekly basis to review and discuss the progress of the Landlord’s Work and will discuss any claimed Tenant Delays, Force Majeure events or other delays in the schedule of Substantial Completion of the Landlord’s Work at such meetings.

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Annex 1

Base Building Description

Building Shell

PROJECT:	The Medicines Company, Build to Suit

ADDRESS:	3013 Science Park Road, San Diego, CA 92122

DATE:	7/7/2014

General Base Building Information

1. Project:	63,000 RSF Build to suit (approximate) depending on City of San Diego approval along with a parking structure.

2. Number of Buildings	One (1)

3. Number of Stories	2

4. Floor-to-Floor Height	15’-0” L1 – L2; 15’ L2 –Roof Parapet

5. Construction Type	Type II B, Fully Sprinklered

6. Use	Office, lab, manufacturing, and related uses.

7. Parking provided	2.5/1000 RSF in adjacent parking structure and surface parking to be completed as part of Landlord’s Work

8. Layout	Building layout and configuration to be substantially consistent with Exhibit A to the Lease

9. Applicable Codes:	Most current versions of the following:
California Building Code (CBC)
California Green Building Standards Code (GBC)
California Electrical Code (CEC)
California Mechanical Code (CMC)
California Plumbing Code (CPC)
California Fire Code (CFC)
California Energy Efficiency Standards

Other Regulations:
NFPA (Current Edition)
CAL-OSHA

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CCR 2010 Title 24 California Code of Regulations Energy Commission
Handicap Standards – Federal Regulations and American Disabilities Act (ADA)
Note: Applicable codes may change as the applicable local and state governing bodies adopt new codes, and the Building Shell will be constructed in accordance with the most current codes as of the date of construction.

SHELL OUTLINE SPECIFICATIONS

SITE WORK

Site Utilities
All sewer, gas, water, storm drain, electrical, services as required with the following minimum sizes:

1.  Fire Service – one 6 inch service to meet Ordinary Hazard Group 2 building density including any required backflow devices

2.  Sanitary Sewer – one 4 inch main

3.  Industrial Waste – 1 ea-4” branch tee off of sanitary main to a polypropylene sampling port stubbed into the building for future connection of Tenant Improvement branch lines and fixtures.

4.  Domestic Water –one three inch service including any required backflow devices.

5.  Natural Gas –one 2 inch service.

6.  Landscape irrigation service and associated meter(s) or backflow devices tied into campus service, if applicable.

2 ea—4” underground conduit raceways for incoming cabling from communication utility providers

All site utilities above (except landscape) to be stubbed into the building in locations mutually agreed to by Landlord and Tenant. All permit fees for water, sewer, gas and electric service shall be paid by Landlord.

Site Area	All site scope including asphalt paving, curb and gutter, concrete walkways, and landscaping, exterior lighting including code required egress lighting, and any code required ADA parking or path of travel to the right of way. Overall look and feel of new site improvements to be consistent with the appearance and quality of the existing campus.

Loading Dock and Service Enclosure
New building to be provided with one loading area.

Service Yard building pad to be provided with the shell. Service yard enclosure walls, slab, and MEP systems to be provided as part of the Tenant Improvements.

BUILDING ENVELOPE
Design	The building envelope will be in compliance with the applicable energy standards.

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BUILDING SKIN

Glass Walls
Curtain wall, storefront, insulated high performance low ‘E’ glass by Viracon or equal to match existing campus.

Windows	[Please add building standard specification]

Entry Doors
Pair of 3’-0” x 9’-0” x 1-3/4” narrow style aluminum and glass system with concealed overhead closers. Finish to match glass aluminum framing. One (1) main entry to have ½” thick Herculite doors

Loading Doors
10’-0”x10’-0” motorized overhead coiling insulated metal door with standard enamel finish.

Sun Shades	3’ sun shades will be installed on the south and west elevations of the building at the first and second level of the building.

STRUCTURAL SYSTEM

Design
Wide flange structural steel columns, girders, beams and moment frame lateral system with floors designed for live load of 110 pounds per square foot plus a partition load of 15 pounds per square foot. Roof shall be designed for 20 pounds per square foot live load, an increase of 80 psf for mechanical equipment load at 40% of the roof area, and the roof screen and related structural elements.

Foundations
Continuous footings, pad footings, and grade beams of reinforced concrete

Slab on Grade
5” thick 4000 PSI concrete with #3 @ 18” on center each way over a 10 mil visqueen vapor barrier and 4” of sand..

Concrete on Metal Decks

2½” 3000 psi normal or light weight concrete with mesh over 3” x 18 or 20-gauge composite metal deck

Floor in “QA Room” on second floor to be reinforced as required to support six (6) fireproof file cabinets per specifications to be provided by Tenant (approximately empty weight of all file cabinets is 6,600 pounds)

Rooftop Mechanical Pad

2 1⁄2” normal or lightweight 3000 psi concrete with mesh over 3” x 20-gauge composite metal deck

MOISTURE AND THERMAL PROTECTION

Membrane Roofing

Four ply mineral surfaced cap sheet fiberglass built-up roof over R-30 average rigid insulation at non mechanical pad areas.

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Thermal Insulation
R-15 kraft faced batt insulation at all non-glass exterior walls and spandrel glass conditions.

R-30 non-faced batt Insulation installed at the underside of the roof deck at mechanical pad areas.

Sound Insulation
Unfaced batt insulation at all elevator hoistway and machine room walls.

Additional sound insulation between large copy room and conference room on second floor.

STAIRWAYS

Exit Stairs
Fabricate stairs with closed risers and pan treads to receive concrete fill, as indicated. Form treads with minimum 12 gage bent plate with deformed bars full length of tread welded to bent ends. Form stringers of structural steel channel sections or rolled steel rectangular hollow sections

MISCELLANEOUS

Sealants
Sealant Standard: Provide manufacturer’s standard sealant of type indicated, complying with ASTM C 920 requirements. Use silicone based sealants at all glazing conditions. In general, for use on areas subject to foot or vehicle traffic use multi-part, pourable, urethane sealant. At exterior or perimeters of openings in exterior walls use non-sag, urethane sealant

Sheet Metal
Provide minimum 24 GA galvanized sheet metal to comply with recommendations of SMACNA “Architectural Sheet Metal Manual”

Steel Doors
Provide 18 gauge hollow metal steel doors, frames and stops. Applicable weatherstripping to be provided at all exterior doors

Hardware
Lock and latch sets shall be equal to Schlage Series L, Full mortise with lever handle design. All fire rated doors and storefront entry doors shall be equipped with closers. All hardware shall meet state Title 24 requirements for handicapped accessibility.

The primary lobby exterior door and one secondary door to be provided with electrified hardware as part of the shell. Tenant to provide and install its card readers as part of the Tenant Improvements.

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FINISHES

Interior Walls and Finishes

As required for main electrical room, elevator hoistways, elevator machine room, and stairwell shafts. Interior perimeter wall furring and finishes to be provided as part of the Tenant Improvements

Metal Framing

Wall framing with gauge metal steel studs spaced at 16” on center or as required to meet rated wall assemblies.

Drywall

Board thickness to be 5/8” at vertical and horizontal surface applications. In areas requiring fire ratings, wall board shall be 5/8” Type “X”. Finish joint taping to a smooth level 4 smooth texture in finished rooms and level 3 finish at surface in non finished areas.

Paint

All interior gypsum drywall (Lo-Glo satin sheen), exposed steel surfaces, hollow metal doors and frames and interior columns to receive paint

SPECIALTIES

Signage

Tenant to install all site and building ID signage per Lease.

CONVEYING SYSTEMS

Hydraulic Elevators

One (1) 3000# passenger, and one (1) 5,000# passenger/ service, 150 fpm, hydraulic elevators by Otis Elevator, Thyssen Krupp, Schindler, or equal with standard hoistway entrances and cab finishes. Hydraulic power unit pump, tank, and control system equipment to be located in adjacent Elevator Machine Room. Landlord to install finishes in elevator cab in keeping with finishes and materials in Project. Elevators to be tested and operational as designed upon delivery to Tenant.

FIRE PROTECTION

Fire Protection

Full building shell fire sprinkler system meeting Ordinary Hazard Group 2 density per the CBC, CFC and NFPA requirements

Fire Alarm System

Fully functional fire alarm system monitoring elevators and fire protection flow switches. System to be expandable to cover future Tenant Improvements

Fireproofing	Fireproofing or otherwise providing a 2 hour rating on the underside of the 2nd floor deck. This can be achieved either through fireproofing or deck assembly ratings.

Vertical control area walls and separation will be part of the Tenant Improvements.

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PLUMBING

Storm Drain

Cast Iron roof drain, and overflow systems sized in accordance with CPC requirements and local rainfall rates. Roof drains shall connect to the site storm drain system. Rainwater overflow system shall be hard piped to a point of discharge near grade.

Domestic Water

3” copper domestic water main to building pressure regulator assembly with two 2 inch meters and stubbed into the building to allow for future extension of Tenant Improvement branch lines and fixture connections.

Sanitary Sewer

1 ea-4” Schedule 40 DWV below grade sanitary main sloped at 2% stubbed into the building to allow for future extension of Tenant Improvement branch lines and fixture connections.

Industrial Waste

1 ea-4” branch tee off of sanitary main to a polypropylene sampling port stubbed into the building for future connection of Tenant Improvement branch lines and fixtures.

HVAC

Shell Ventilation

Ducted ventilation of main electrical room and elevator machine room as required to meet specified equipment room environmental conditions.

ELECTRICAL

Normal Electrical Power

277/480V—4000A primary electrical service provided to building main electrical room (to be built with the shell to SDGE standards) underground pull section including the main breaker. Shell house panelboard with distribution and connections to elevators, elevator equipment room, stairwells, exit signs, and exterior lighting.

Emergency Power

Emergency generators, pads and UPS systems to be provided as part of the Tenant Improvements.

Tenant shall be required to provide any information to Landlord which may impact Landlord’s Work in sufficient time for Landlord’s Work to progress in an orderly fashion in accordance with the detailed schedule of key milestones and so as not to delay Landlord’s Work. Any costs incurred by Landlord in connection with Landlord’s Work as a result of any changes requested by Tenant to Landlord’s Work and/or delays on the part of Tenant in providing any information required by Landlord for Landlord’s Work and/or the coordination of Landlord’s Work with the Tenant Improvements (e.g. depressing an area of slab or framing for roof or slab penetrations) shall be borne by Tenant.

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FIBER OPTIC

Landlord will arrange for fiber optic lines to be run to the Building by a service provider designated in writing by Tenant to Landlord promptly after the date of this Lease; provided, however, that such service provider provides service in the area where the Project is located and such service provider is willing to provide service to Tenant at the Project. Tenant shall be responsible for reimbursing Landlord for all reasonable costs incurred by Landlord in connection with the same including, without limitation, any actual fees charged by the service provider for installation of such fiber optic line.

THE ABOVE MENTIONED DOCUMENT IS A DESCRIPTION OF THE “COLD” BUILDING SHELL THAT THE LANDLORD INTENDS TO BUILD. TENANT IMPROVEMENT COMPONENTS (INCLUDING ANY ITEMS DESCRIBED ABOVE AS BEING PART OF THE TENANT IMPROVEMENTS) ARE NOT INCLUDED IN THE BASE BUILDING THAT LANDLORD WILL BE PROVIDING, AND TENANT (AND NOT LANDLORD) SHALL BE RESPONSIBLE FOR PAYING FOR THE SAME, SUBJECT TO LANDLORD’S OBLIGATION TO FUND THE TI ALLOWANCE AND ADDITIONAL TENANT IMPROVEMENT ALLOWANCE AS PROVIDED IN THE WORK LETTER.

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Annex 2

Tenant Improvement Specifications

TI Specifications

3013 Science Park Road

The Medicines Company

Below are the minimum levels of specifications for the Tenant Improvement Specifications being constructed by Tenant pursuant to the Work Letter.

TENANT IMPROVEMENT SPECIFICATION

State and Local Code Compliance

Design and construction shall conform to all Legal Requirements including but not limited to the most current version of the following documents:

CA Mechanical Code

CA Plumbing Code

CA Building Code

CA Fire Code

Local Fire Department Regulations

National Fire Protection Association

ARCHITECTURAL

Interior Partition	3-5/8” studs typical, gauge and spacing as required by code, and Type X, 5/8” drywall

Standard interior partitions penetrate ceiling grid 6”. Conference rooms to receive full height partitions.

Rated control area walls and mechanical requirements to provide the number of Control Zones per floor that are approved by the City of San Diego and required for Tenant’s Permitted Use.

Fire rated assemblies, full height, tunnel and shaft wall construction per code

Backing required in any walls where casework, appliances, Tenant equipment or fixtures will be mounted. Backing for any seismic restraining systems is excluded from the Tenant Improvement scope of work

Coordinate with structural engineer to determine any specialty requirements for heavy loads. Tenant to pay for all costs associated with any structural bracing required to support above structural loads as part of TI Fund.

Smooth drywall finish to Level 4 and Level 5 in those areas mutually agreed to in the Construction Documents.

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Core	All wall, floor and ceiling finishes shall be consistent with a Class A Building in Tenant Constructed lobby, restroom and other core areas.

Insulation	Batt insulation within all wall cavities, unless otherwise directed by the Tenant.

Doors, Frames &

Hardware	Offices/ General Use Areas

Interior door assemblies to be 3’ x 8’ minimum, solid core, wood veneer, flush face doors with anodized aluminum frames, natural finish, and storefront glazing at offices and conference rooms

Schlage model C, Lever style, heavy duty, satin aluminum hardware with components and ratings per code

Lab, Lab Support, Equipment, & Storage Areas

Door Assemblies to be 3’ x 8 ‘or 3’-6” x 8’ minimum stained with aluminum frames to match offices except for hollow metal assemblies as required

Lab offices to be 3’ x 8’, 3’-6” x 8’ or 6’ x 8’ minimum stained with aluminum frames to match offices

Lever style, heavy duty, satin aluminum hardware with components and ratings per code

Windows	Frames to match aluminum door frames in office areas except for hollow metal frame assemblies as required

Ceiling System	General

T-Bar suspension installation per code, utilize BERC clips in lieu of 2” wall angle

Office Areas

Ceiling height to be 10’0” minimum.

2’ x 2’, 15/16” exposed T-Grid, white

2’ x 2’ acoustic tile

Lab

Ceiling height to be 10’0” minimum.

2’ x 4’, 15/16” exposed T-grid, white

2’ x 4’ acoustic tile with cleanable surface

Lab Support, Equipment and Storage Areas

Ceiling height to be 10’0”

2’ x 4’, 15/16” exposed T-grid, white

2’ x 4’ acoustic tile with cleanable surface

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Vivarium

Ceiling to be 9’0” high, 5/8 gyp. Board 1-5/8” hat channel and black iron runners, and dropped ceilings in selected areas: hallways, cage wash and offices.

Lab, Office Cabinetry and Fixed Scientific Equipment

Construction designation APA C-D plugged with exterior glue, 3/4” thick or 3/4” high-pressure particle board for break rooms, copy/work rooms and conference rooms

Lab casework to be fixed plastic laminate “C frame” modular casework with Trespa or equivalent countertops. Base cabinets to have self closing hinges adjustable shelf standards and shelves, full extension, heavy duty drawer glides

Reagent shelves of 2 shelves and seismic lips.

Fume hoods of the size and locations shown in the TI Construction Documents with flammable, acid or vacuum base cabinets, low flow alarm, utilities and power receptacles specified

Landlord and Tenant to review and mutually agree on the condition of refurbished equipment

Floor Covering	Office and Admin Areas

Broadloom textured loop with 4” rubber base (carpet tile is acceptable)

Lab/ Lab Support/ Equipment/ Storage Areas

Vinyl composition tile, 12”x12” x1/8” with 4”rubber coved base

Vivarium & Glass Wash

Epoxy flooring w/6” integral coved base

Paint	Shall not exceed the VOC and chemical components of Green Seals’s Standard GS-11

Epoxy Paint - provide at Vivarium and Glass Wash areas

COLD ROOMS	Quantity and number of doors as shown on the TI Construction Drawings

Wall Panels Withstand live lateral load of 100 lbs point load, 5 psf uniform load

Ceiling Panels Withstand their own weight, dead loads, and live loads of 25 lbs with maximum deflection of 1:180

Cooler Rooms Maintain 4 degrees F; plus or minus 2 F degrees

Air Tightness of Assembled Unit Limit air infiltration through assembly to 0.06 cu ft/min/sq ft of wall area, measured at a reference differential pressure across assembly of 1.57 psf as measured in accordance with ASTM E 283

Vapor Seal Interior room atmospheric pressure of 1 inch sp, 72 degrees F, 40 percent RH: No failure

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Vapor Tightness Sufficient to eliminate frost accumulation

Insulation Thickness 4 inches

Doors: Overlap type for 34 x 78 inch opening, construction as for walls but with edges closed; 2-1/2 inch thick insulation; flexible gasket containing magnetic strip on four edges; heated gasket thermostatic control with two way air relief valve. Configuration and quantity as shown on drawings

View Windows Sealed insulating glass units in doors

Hardware Cast brass, nylon bearing self closing hinges, roller catch latch and keeper; cylinder lock and inside safety release mechanism

Light Fixtures Vapor tight, incandescent with 150 watt lamp, operating toggle switch on exterior wall of room with pilot light, wired in rigid conduit

Cooling System Direct expansion refrigerant, remote located condensing unit for all rooms, evaporator, unit cooler, self contained with valves, controls, switches, timers, refrigerant piping, insulated suction lines, and wiring. Size and capacity to maintain environment specified; hot gas defrost; electrically heated trace condensate drain; to be placed on emergency power

Cooling Unit Locate remote from cold storage rooms on the roof. Pipe coolant to cold rooms

Low voltage temperature alarm

FIRE PROTECTION

Fire Sprinkler	Modifications to the Base Building system in compliance with recommendations of NFPA 13 for occupancy type. Server Room may be provided with a mutually agreed to dry suppression or pre-action system at Tenant’s option.

Fire Extinguisher	Quantity required by code

Fire Alarm	All devices required by code reporting to the addressable system specified in the Base Building scope of work.

PLUMBING

All work shall be in strict conformance with the following codes & standards

CA Plumbing Code

CA Building Code

CA Fire Code

Local Fire Department Regulations

National Fire Protection Association

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Materials	Soil, waste and vent above ground: service-weight, no-hub cast-iron pipe and fittings

Soil, waste and vent below ground and to 5’-0” outside of building: PVC Industrial waste and vent piping above ground to be plenum rated polypropylene DWV

Industrial waste and vent piping below ground to be polypropylene DWV

Industrial waste piping to route to a sample port just prior to connection to sanitary system

Water and condensate drain piping above ground: Type ‘L” hard-drawn copper type, ASTM B88, and wrought copper fittings, ANSI B1 6.22. All hot water supply piping shall be insulated with 1-inch thick fiberglass insulation for sizes up to 2-1/2 inch size, 1-1/2 inch thick above 2-inch size piping

Water piping below ground 4-inches and smaller: Type “K” hard-drawn copper tubing, ASTM B88, and wrought copper fittings ANSI B 16.22, silver brazed joints

Natural gas piping: buried piping to be Polyethylene per ASTM D2513; above grade to be Schedule 40 black steel per ASTM D2513

Indirect drains: Type “M” copper fittings, ANSI B16.22, solder joint type. Insulate with Manville Micro-Lok 650AP

Specialty gas piping shall be type L copper, silver brazed

Deionized water: Schedule 40 polypropylene with socket fused joints

Plumbing Fixtures	Lab sink: approx 25”x 22”x12” deep stainless steel sink bottom mount (rimless)

Scullery sinks of the size and locations shown in the TI Construction Documents.

Break rooms to have double compartment stainless steel sinks bottom mount (rimless).

Emergency Shower/Eyewash: Water Saver Faucet Co. Model SSBF2150 or equivalent

Drains	Floor Drains: Cast iron body floor drains with nickel bronze top, membrane clamp and adjustable collar

Floor Sinks: Cast iron body receptor with acid-resistant coated interior, bottom dome strainer, seepage flange and grate

Trench drains as mutually agreed to in Fermentation Lab, equipment wash and sterilization areas only

HVAC

All work shall be in strict conformance with the currently adopted editions of the following codes and standards

CA Mechanical Code

CA Plumbing Code

CA Building Code

CA Fire Code

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Local Fire Department Regulations

National Fire Protection Association

Overall building energy performance shall meet or exceed current California Energy Efficiency Standards.

Server/IT Room	To be provided by tenant as part of TI Funds.

Environmental Design	The following criteria will be used for sizing the heating and cooling systems:

Conditions

Outdoor Ambient Design Conditions:

Summer:            91¥F dB, 72¥F mwB, 13¥F dB outdoor daily range

Winter:                         38¥F dB

Indoor Conditions for Air Conditioned Area:

Offices, Labs 72¥F dB ± 3¥F dB, No Humidity Control

Electrical, Telecom, Storage Typical of office space unless equipment requires a more specifically controlled environment

Ventilation Air	Outdoor air for ventilation per ASHRAE Standard 62-1989

Lab areas to be 100% outside air with the following minimum air change recommendations, or as required by the TI Construction Documents:

1.	Non-chemistry areas 8 AC/ Hr
2.	Chemistry areas 10 AC/Hr
3.	Vivarium areas 15 AC/Hr (rooms with ventilated racks to be engineered or qualified)

Energy Use & Conservation	The Energy Efficiency Standard, Title 24, to be used to set the minimum performance requirements of the installation

Ceiling Registers	Ceiling diffusers with perforated face with frame style compatible with the type of
& Diffusers	ceiling used. Surface mounted diffusers require gaskets to prevent leakage Supply diffusers, Titus-PMC or equal, and snorkels of a quantity and quality to match the existing Tenant facility

Duct Work	Supply ducts, return ducts, and exhaust ducts plenum chambers, housing, and panels fabricated from zinc-coated (galvanized) steel sheets conforming to the latest ASTM Specs A-525. Zinc-coating to be of the “Commercial” class

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Exhaust duct from fume hoods shall be PVC coated galvanized to the main.

Ductwork shall be installed in strict accordance with the latest SMACNA guidelines and shall also adhere to the latest State and Federal seismic requirements

Install flexible ducts in a fully extended condition free of sags and kinks, using minimum length (5’ maximum) required for connection. Flexible duct suspended on 36” centers with a min 3/4” wide flat banding material where horizontal support is required. Joints and connections to be made in accordance with Underwriters Laboratories, Inc. Connect to rigid sheet metal with min 1/2” wide collar positively clamped and secured with screws or other approved fastening. All exposed ductwork to be treated to be aesthetically coordinated to blend with the bldg. theme.

Controls	Purchase and installation of all DDC Controls and utility monitoring devices within the tenant space are part of Tenant Improvement scope of work.

ELECTRICAL

All work shall be in strict conformance with the following codes and standards

NFPA 70 National Electrical Code

NFPA 101 Life Safety Code

BOCA Building Codes

IES - Illuminating Engineering Society of North America

Distribution	Building metering section and distribution from the main SDG&E electrical room.

Feeders shall be copper conductors (Type THHN or THW) routed in electro metallic tubing (EMT), polyvinylchloride (PVC) conduit, or rigid galvanized steel (RGS) conduit. EMT shall be used in all indoor, concealed locations where the feeder is protected from damage or weather

Feeders shall be sized according to the single line diagram in the construction documents

Feeders shall be rack-mounted in accessible ceiling spaces or routed below grade under the slab

1.	Conduit and Wire
a.	Branch circuits for all power circuits serving office and convenience outlets, control power, etc. to be nominally sized as 120V 20A
b.	Branch circuits for lighting circuits to be either 277V 20A unless specifically indicated otherwise
c.	All area branch circuit conductors to be copper and routed in metal conduit
d.	Branch circuiting to individual offices shall be (3) #12AWG (two ‘hot’ and one neutral) plus (1) #12 green ground wire forming a two dedicated 120V 20A 3- wire circuits

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e.	Each private office to include (3) duplex receptacles, and (2) ring and string location
f.	Open office system cubicles to be fed with power feeders determined in the TI Construction Documents, but estimated at 2 cubes per dedicated 110 volt, 20 amp circuit.
g.	MC cable to be provided as for concealed office wall wiring and concealed lighting only. Homeruns to be provided in EMT conduit

2.	Electrical Devices
a.	Electrical devices including receptacles and switches shall be rated according to the load served
b.	Electrical devices shall be white with white thermoplastic cover plates
c.	Cover plates for receptacles and junction boxes shall be labeled indicating the circuit and panel board from which the device is fed
d.	Plug strips at each side of the reagent shelves and above benches on the walls and equipment areas of the power, amperage and emergency power requirements outlined in the TI Construction Documents.
e.

Conference rooms with capacity of 8 people of more to be provided with a flush floor feed for both power and data to the conference room table and conduits to projection wall and top of wall for projection or video monitor equipment connections.

3.	Lighting Systems
a.	Fixtures shall be suitable for the application including the ability to provide egress illumination where required
b.	Fixtures shall meet U.L. requirements and selection and placement of fixtures shall comply with ADA requirements
c.	All lighting fixtures shall operate at 277V unless specifically noted otherwise
d.	Lab and office area to consist of direct/indirect linear pendant style fixtures or recessed direct/indirect light fixtures.
e.	Exit Lights – Lithonia LRP, Green on clear, 120/277, EL N

4.	Lighting Control Systems
a.	Lighting control compliant with Title 24 requirements including over-ride control for automatically shutting the lights off at prescribed periods of time
b.

Lighting controls shall be coordinated with the shell building system and the purchase and installation of all DDC Controls and utility monitoring devices within the tenant space are part of Tenant Improvement scope of workighting control equipment to include a programmable lighting control panel,

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relay panels (quantity as necessary), over-ride switches (distributed throughout the space), and interconnecting conductors.
c.	Control zones to include perimeter areas for daylit spaces, skylit areas, and interior areas under 5,000SF.
d.	Lighting over-ride switches to be located in corridors.
e.	Mutually agreed to dual-level switching for local control.
f.	Vivarium lighting may be on timer per Tenant’s requirements.

Telephone & Data

Conduit or Cabling for any tenant use will be the sole responsibility of the tenant even if these run through building areas. Any approved modification to base building areas to support wiring will also be the sole cost of the tenant. Landlord will provide space in first floor MPOE for tenant connection.

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Annex 3

Space Plan

A
2
3
4
5
6
7
8
9
B
C
MEDIA PREP
GLASS WASH
STEAM BOILERS, DI SKID, LAB UTILITIES
ELEV MECH
ELEV
BSL-3 C
BSL-3 A
BSL-3 B
JAN
NECROPSY
M. HOLDING
R. HOLDING
SM ANIMAL HOLDING
CAGE WASH - CLEAN
CAGE WASH - DIRTY
DIRTY STORAGE
GOWNING
VIVARIUM CIRCULATION
CHEMISTRY LAB
NMR
ADMIN STORAGE
CHEMICAL STORAGE
STORAGE
VIV BREAK
PROCEDURE
PROCEDURE
PROCEDURE
RAD
CLEAN STORAGE
RECEIVING
STAIRS
FREIGHT ELEV
EMR
ELEC
BIOLOGY LAB
CHEMICAL WASTE
WOMEN
CONFERENCE RM AT LANDING
OFFICE
SERVER & IT STOR
OFFICE STOR.
ELEC.
IDF
RECEIVING
COPY
FREEZER
COLD ROOM
MEN
STORAGE
TISSUE CULTURE
OFFICE
OFFICE
OFFICE
OFFICE
LUNCH ROOM & COLLABORATE
CATERING KITCHEN
ALEXANDRIA.

DGA planning | architecture | interiors
445 West Ash Street, San Diego, CA 92101
619.685.2990

	LEVEL 1	LEVEL 2	TOTAL
OFFICES (INCL. VIV. OFFICE):	5	18	23
WORKSTATIONS:	22	67	86
TOTAL	27	90	117

0 8' 16' 32ft

SPECTRUM 2 - LEVEL 1

1/16" = 1'-0"
09/09/14

Work Letter – Landlord Build	3013 Science Park/The Medicines Company - Page 28

A
B
C
1
2
3
4
5
6
7
8
9
LOBBY
PHONE
PHONE
ELEC
RESTROOM
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
MAIL/ COPY
MECH SHAFT
JAN
WOMEN
MEN
CONFERENCE RM AT LANDING
COPY
MECH SHAFT
IDF
QA FILES
OPEN TO LUNCH ROOM BELOW
ALEXANDRIA.

0 8' 16' 32ft
1/16" = 1'-0"
09/09/14

SPECTRUM 2 - LEVEL 2

DGA planning | architecture | interiors
445 West Ash Street, San Diego, CA 92101
619.685.3990

Work Letter – Landlord Build	3013 Science Park/The Medicines Company - Page 29

Annex 4

Landlord’s Work Schedule

Activity ID	Activity Name	OD	Start	Finish
ARE - Spectrum 3013 & Parking Structure-1		110	11-Jun-14	15-Aug-16
Design & Permitting		60	11-Jun-14	19-Aug-15
Site Change		13	11-Jun-14	11-Sep-14
SC.1030	Prepare Revised Site Plan Submittal	8	11-Jun-14*	06-Aug-14
SC.1000	Submit Site Plan Change to City	0	07-Aug-14	07-Aug-14
SC.1010	City Processing	4	08-Aug-14	08-Sep-14
SC.1020	Obtain Permit for Site Changes	1	09-Sep-14	11-Sep-14
SDP/CDP Permits		40	11-Aug-14	01-Jun-15
SDP1000	Completeness Review	1	11-Aug-14	15-Aug-14
SDP1010	Submit for Mandatory Initial Review	1	18-Aug-14	20-Aug-14
SDP1020	Mandatory Initial Review (Expedite Program)	3	21-Aug-14	11-Sep-14
SDP1060	University Planning Group Presentation	0		09-Sep-1
SDP1030	MIR Assessment Letter	1	12-Sep-14	18-Sep-14
SDP1040	City Review #1	4	19-Sep-14	16-Oct-14
SDP1050	Response #1	1	17-Oct-14	23-Oct-14
SDP1070	City Review #2	2	24-Oct-14	06-Nov-14
SDP1090	Response #2	1	07-Nov-14	13-Nov-14
SDP1080	City Review #3	2	14-Nov-14	01-Dec-14
SDP1100	CEQA - City Preparation (MND)	9	02-Dec-14	06-Feb-15
SDP1110	Draft Permit Issued to Applicant	0	09-Feb-15	09-Feb-15
SDP1120	CEQA - Public Review	9	10-Feb-15	14-Apr-15
SDP1130	City/Applicant Response to CEQA	3	15-Apr-15	05-May-15
SDP1140	City Preparation of Final MND	1	06-May-15	12-May-15
SDP1150	Final CEQA Distribution	1	13-May-15	15-May-15
SDP1160	Hearing Officer Hearing	2	18-May-15	01-Jun-15
Parking Structure Plans / Permitting		25	03-Dec-14	02-Jun-15
SPP.1000	Prepare Schematic Plan Documents	2	03-Dec-14	16-Dec-14
SPP.1010	Review SD's with ARE	0	17-Dec-14	17-Dec-14
SPP.1020	Distribute Schematic Plans to Consultants	0	18-Dec-14	18-Dec-14
SPP.1030	Prepare DD Documents	4	19-Dec-14	21-Jan-15
SPP.1040	Review DD Documents with ARE	0	22-Jan-15	22-Jan-15
SPP.1050	Complete CD's	4	23-Jan-15	20-Feb-15
SPP.1060	Submittal and Review for Completeness by City	1	23-Feb-15	27-Feb-15
SPP.1070	Prepare Full Submittal Package	0	02-Mar-15	02-Mar-15
SPP.1080	Submittal of Complete Plan Package to City	0	03-Mar-15	03-Mar-15
SPP.1090	Plan Check #1 (Expedite)	4	04-Mar-15	31-Mar-15
SPP.1100	Plan Check Response #1	2	01-Apr-15	14-Apr-15
SPP.1110	Plan Resubmittal	0	15-Apr-15	16-Apr-15
SPP.1120	Plan Check #2	2	17-Apr-15	30-Apr-15
SPP.1130	Plan Check Response #2	1	01-May-15	07-May-15
SPP.1140	Plan Resubmittal	0	08-May-15	11-May-15
SPP.1150	Final Plan Check	2	12-May-15	26-May-15
SPP.1160	Obtain Permit	1	27-May-15	02-Jun-15
Building 3013 Plans / Permitting		37	21-Nov-14	19-Aug-15
Grading Permit		30	23-Dec-14	29-Jul-15
BPP.1100	Prepare Grading Plans	6	23-Dec-14	06-Feb-15
BPP.1090	Grading Permit	24	09-Feb-15	29-Jul-15*
Building Permit		37	21-Nov-14	19-Aug-15
BPP.1170	Prepare Schematic Plan Documents	4	21-Nov-14	22-Dec-14
BPP.1350	Release Design of 3013	0	21-Nov-14	
BPP.1180	Review SD's with ARE	0	13-Jan-15	13-Jan-15
BPP.1190	Distribute Schematic Plans to Consultants	0	14-Jan-15	14-Jan-15
BPP.1200	Prepare DD Documents	7	15-Jan-15	06-Mar-15
BPP.1210	Review DD Documents with ARE	0	09-Mar-15	09-Mar-15

2014
2015
2016
Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep

DPR CONSTRUCTION

ARE - Spectrum 3013 Parking Structure-1

Proposal Schedule

Page 1 of 2
Print Date: 03-Jul-14
Print Time: 14:29
Data Date: 09-Jun-14
Baseline:

Work Letter – Landlord Build	3013 Science Park/The Medicines Company - Page 30

Activity ID	Activity Name	OD	Start	Finish
BPP.1220	Complete CD's	8	10-Mar-15	04-May-15
BPP.1340	Issue Structural Steel Bid Package	0		13-Apr-15
BPP.1230	Submittal and Review for Completeness by City	1	11-May-15	15-May-15
BPP.1240	Prepare Full Submittal Package	0	18-May-15	18-May-15
BPP.1250	Submittal of Complete Plan Package to City	0	19-May-15	19-May-15
BPP.1260	Plan Check #1 (Expedite)	4	20-May-15	17-Jun-15
BPP.1270	Plan Check Response #1	2	18-Jun-15	01-Jul-15
BPP.1280	Plan Resubmittal	0	02-Jul-15	06-Jul-15
BPP.1290	Plan Check #2	2	07-Jul-15	20-Jul-15
BPP.1300	Plan Check Response #2	1	21-Jul-15	27-Jul-15
BPP.1310	Plan Resubmittal	0	28-Jul-15	29-Jul-15
BPP.1320	Final Plan Check	2	30-Jul-15	12-Aug-15
BPP.1330	Obtain Permit	1	13-Aug-15	19-Aug-15
Trade Contractor Selection		10	07-Apr-15	16-Jun-15
Parking Structure Trade Selection		4	07-Apr-15	04-May-15
PRO.1000	Bid Critical Parking Structure Trades	3	07-Apr-15	27-Apr-15
PRO.1010	Select / Release Parking Structure Critical Trades	1	28-Apr-15	04-May-15
Building 3013 Trade Selection		9	14-Apr-15	16-Jun-15
PRO.1020	Bid Steel Scope	5	14-Apr-15	18-May-15
PRO.1040	Bid Glass and Glazing Scope	5	05-May-15	09-Jun-15
PRO.1030	Select / Release Steel	1	19-May-15	26-May-15
PRO.1050	Select / Release Glass and Glazing	1	10-Jun-15	16-Jun-15
Coordination / Shop Drawings / Submittals		32	05-May-15	21-Dec-15
Parking Structure		12	05-May-15	29-Jul-15
FAB.1000	Critical Parking Structure Submittal Preparation	3	05-May-15	26-May-15
FAB.1010	Critical Parking Structure Submittal Approval	2	27-May-15	09-Jun-15
FAB.1020	Critical Parking Structure Component Fabrication	7	10-Jun-15	29-Jul-15
Building 3013		29	27-May-15	21-Dec-15
FAB.1030	Steel Submittals and Fabrication	20	27-May-15	15-Oct-15
FAB.1040	Glass and Glazing Submittals and Fabrication	26	17-Jun-15	21-Dec-15
Construction		59	17-Jun-15	15-Aug-16
Parking Structure		27	30-Jul-15	12-Feb-16
PGC.1010	Foundation and Underground	5	30-Jul-15	02-Sep-15
PGC.1020	Construct Slab on Grade	4	03-Sep-15	01-Oct-15
PGC.1030	Construct Elevated Deck #2	4	02-Oct-15	29-Oct-15
PGC.1032	Construct Elevated Deck #3	4	30-Oct-15	30-Nov-15
PGC.1034	Construct Elevated Deck #4	4	01-Dec-15	30-Dec-15
PGC.1040	Install Stairs, FP, and Lighting	3	31-Dec-15	22-Jan-16
PGC.1060	Complete Perimeter Site Work	4	08-Jan-16	05-Feb-16
PGC.1050	Stripping / Wheel Stops / Planters	2	25-Jan-16	05-Feb-16
PGC.1070	Final Inspections	1	08-Feb-16	12-Feb-16
PGC.1080	Parking Structure Complete	0		12-Feb-16
Building 3013 Shell		59	17-Jun-15	15-Aug-16
BCS.1010	Existing Building & Garage Demolition	6	17-Jun-15	29-Jul-15
BCS.1020	Earthwork	3	30-Jul-15	19-Aug-15
BCS.1030	Substructure	8	20-Aug-15	15-Oct-15
BCS.1040	Superstructure	10	16-Oct-15	30-Dec-15
BCS.1050	Exterior Skin & Roofing	22	22-Dec-15	31-May-16
BCS.1060	Tenant Improvement	24	29-Jan-16	19-Jul-16
BCS.1070	Start-up & Cx	6	21-Jun-16	02-Aug-16
BCS.1080	Final Inspections	2	03-Aug-16	15-Aug-16
BCS.1090	Ready to Occupy	0		15-Aug-1i

2014
Jun
Jul
Aug
Sep
Oct
Nov
Dec
2015
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
2016
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Complete CD's
Issue Structural Steel Bid Package
Submittal and Review for Completeness by City
Prepare Full Submittal Package
Submittal of Complete Plan Package to City
Plan Check #1 (Expedite)
Plan Check Response #1
Plan Resubmittal
Plan Check #2
Plan Check Response #2
Plan Resubmittal
Final Plan Check
Obtain Permit
Bid Critical Parking Structure Trades
Select / Release Parking Structure Critical Trades
Bid Steel Scope
Bid Glass and Glazing Scope
Select / Release Steel
Select / Release Glass and Glazing
Critical Parking Structure Submittal Preparation
Critical Parking Structure Submittal Approval
Critical Parking Structure Component Fabrication
Steel Submittals and Fabrication
Glass and Glazing Submittals and Fabrication
Foundation and Underground
Construct Slab on Grade
Construct Elevated Deck #2
Construct Elevated Deck #3
Construct Elevated Deck #4
Install Stairs, FP, and Lighting
Complete Perimeter Site Work
Stripping / Wheel Stops / Planters
Final Inspections
Parking Structure Complete
Existing Building & Garage Demolition
Earthwork
Substructure
Superstructure
Exterior Skin & Roofing

DPR CONSTRUCTION

ARE - Spectrum 3013 Parking Structure-1

Proposal Schedule

Page 2 of 2
Print Date: 03-Jul-14
Print Time: 14:29
Data Date: 09-Jun-14
Baseline:

3013 Science Park/The Medicines Company - Page 1

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this      day of                     ,             , between ARE-SD REGION NO. 35, LLC, a Delaware limited liability company (“Landlord”), and THE MEDICINES COMPANY, a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated                     ,              (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is                     ,             , the Rent Commencement Date is                     ,              and the termination date of the Base Term of the Lease shall be midnight on                     ,             . In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

THE MEDICINES COMPANY,
a Delaware corporation

By:
Its:

LANDLORD:

ARE-SD REGION NO. 35, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:
Its:

Rules and Regulations	3013 Science Park/The Medicines Company - Page 1

EXHIBIT E TO LEASE

Rules and Regulations

1.    The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2.    Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.    Except for animals assisting the disabled or as otherwise permitted by Landlord, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.    Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.    If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6.    Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease or used in connection with Tenant’s Permitted Use. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.    Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time, provided that temporary short-term overnight parking by Tenant’s employees whiles travelling for business purposes shall be permitted. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.    Tenant shall maintain the Premises free from rodents, insects and other pests.

9.    Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.    Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.    Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.    Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

Rules and Regulations	3013 Science Park/The Medicines Company - Page 2

13.    All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.    No auction, public or private, will be permitted on the Premises or the Project.

15.    No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.    The Premises shall not be used for lodging, sleeping or cooking (except with the use of toasters or microwave ovens located in kitchen or breakroom areas of the Premises) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17.    Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.    Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.    Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

3013 Science Park/The Medicines Company - Page 1

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

Equipment	Location/use
Analytical HPLC	Chemistry
MS Detector for HPLC	Chemistry
Prep module for HPLC	Chemistry
Automated melting point apparatus	Chemistry
Microwave apparatus	Chemistry
Rotary evaporator (replacement)	Chemistry
Vacuum pump (replacement)	Chemistry
Chemical Inventory software	Chemistry
NMR Spectrometer	Chemistry
Autosampler for NMR	Chemistry
Gel imager	Biology
Turbovap 96 evaporator	Biology
Sciex 5500Q system with HPLC	Biology
Beckman J2-21 centrifuge	Biology
Agilent G1312A binary gradient pump	Biology
accuSpin™ Micro 17/Micro 17R Microcentrifuges	Pharmacology
HD 22/2000 Syringe Pump Infusion Only 2-Syringe Rack Standard Pressure (2 total)	Pharmacology
Thermo Scientific Heratherm General Protocol 26.4 cuft Gravity Convection Incubator, 120V	Pharmacology
Mobile anesthesia machine V10	Pharmacology
Rack, s/s, 12 cages 3600/3700/3701 vertical type, mm - 2 total	Pharmacology
Isotemp-General purpose-Refrigerator	Pharmacology
Metabolic cage, rats 150>300g all included, stand excepted - 24 total	Pharmacology
lic urine collection Chiller complete with tubes - 24 total	Pharmacology
High Volume Personal Pipettor	Biology
LCMS-210EV Detector Unit	Chemistry Lab
Dionex used HPLC with CAD and PDA Detectors	Chemistry Lab
Preparative LC-MS System	Chemistry Lab
OT Initiator & Microwave System	Biology
Dionex used HPLC w/ CAD and PDA Detectors	Chemistry Lab
Combi-Flash Rf-200 Automated Flash Chromatography System	Chemistry Lab
CombiFlash Companion Separation System	Chemistry Lab
ABI 7000 Real time PCR	Biology
Sanyo Scientific Upright Model MDF-U76VC	Lab
Refurbished Gemini EM Fluorescent Plate Reader	BioLab
GC-2014 gas chromatograph	Lab Room

3013 Science Park/The Medicines Company - Page 2

Equipment	Location/use
Sanyo Scientific Upright Model MDF-U76VC	Lab Room
Molecular Devices Spectramax Plus 384
A&D BM-22 Micro Balance	BioLab
Combiflash Companion Automated Flash Chromatography System	Chemistry Lab
Lyophilizer - Labconoco FreezeZone	Chemistry Lab
Multimek 96 liquid handler head (purchased rebuilt)	Biology
HPLC Titan Column	Chemistry Lab
Labconco 44204-00 Flaskscrubber Glass Washer Item #201-0942	Biology
Repair and Rebuilder of Freezer	Chemistry Lab
80 Freezer - Kendro (Harris/Revco) Model DLT-25V-85D39	Biology
Countess Cell Counter Starter	TC Lab
Melting point apparatus (MPA100) and printer (0100P)	Chemistry
Rotavapor and Vacuum Pump	Chemistry Lab
Rotavapor and Vacuum Pump	Chemistry Lab
Rotavapor and Vacuum Pump	Chemistry Lab
Agilent G1312A Binary gradient pump (use) serial # DE23911600	Biology
Ice Machine (paid with May Amex LS Corp Card)	BioLab
Fisher Scientific Accuspin Micro R	Jamie Ruff
Optimizer Microwave	Chemistry Lab
Syringe Pump Harvard apparatus PhD2000	Lab
SAI 3D Programmable Syringe Pump with Pole Clamp and AC Charger	Pharmacology
Genevac HT4	Chemistry Lab
Welch 1402B Vacuum Pump (replaced fixed asset #124)	Chemistry
Food Service Inc - Ice Machine	Chem Lab
Yamato Sterilizer SN510	Media Lab
LC-MS w/ Computer/Printer	Chemistry Lab
Syringe Pump Harvard apparatus PhD2000	Vivarium
Analytical Balance	Chemistry Lab
2 Temperature Controller	Chemistry Lab
Vacuum Oven	Chemistry Lab
Vacumm Pump	Chemistry Lab
Refrigerator/Freezer	Chemistry Lab
Pump Replacement - Labconco 44204-00 Flaskscrubber Glass Washer Item #201-0942	Biology
Vacumm Pump	Chemistry Lab
2 Safety Cabinets	Chemistry Lab
Used Sanyo -MCO-18AIC-CO2 Incubator	TC Lab
Precision 19 Vacuum Oven	Chemistry Lab
Rotary Evaporator	Chemistry Lab
Rotavapor	Chemistry Lab
Beckman type 42.2 rotor	Mpex Lab
Circulating Chiller and Cart	Chemistry Lab
Eppendorf 5415D Microcentrifug & 24 Place Rotor	Mpex Lab
Lyopholizer	Chemistry Lab
Vacuum Pump-belt Drive	Chemistry Lab

EXHIBIT G TO LEASE

SIGNAGE

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is dated as of December ___, 2016, but made effective as of October 1, 2016, by and between ARE-SD REGION NO. 35, LLC, a Delaware limited liability company (“Landlord”), and THE MEDICINES COMPANY, a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of October 1, 2014 (the “Lease”). Pursuant to the Lease, Tenant agreed to lease from Landlord certain “Premises” containing approximately 63,000 rentable square feet of space in that certain to be constructed building to be known as 3013 Science Park Road, San Diego, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth herein, to stipulate to the Commencement Date and to otherwise modify the Lease as set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

Delivery; Commencement Date.

Section 2 of the Lease is hereby deleted in it entirety and replaced with the following:

“2. Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to deliver (“Delivery” or “Deliver”) (i) the first floor of the Premises (the “First Floor Premises”) to Tenant on or before the First Floor Target Delivery Date (as defined below), and (ii) the second floor of the Premises (the “Second Floor Premises”) to Tenant on or before the Second Floor Target Delivery Date (as defined below). Upon Delivery to Tenant of the First Floor Premises (the date on which such Delivery occurs shall be the “First Floor Delivery Date”), Landlord’s Work in the First Floor Premises shall be Substantially Completed and the parking structure serving the Project in the location shown on Exhibit B will be substantially complete and available for Tenant’s use. Upon Delivery to Tenant of the Second Floor Premises (the date on which such Delivery occurs shall be the “Second Floor Delivery Date”), Landlord’s Work in the Second Floor Premises shall be Substantially Completed. As of the date hereof, Landlord’s Work in the First Floor Premises is scheduled to be Substantially Completed on or before January 31, 2017 (the “First Floor Target Delivery Date”) and Landlord’s Work in the Second Floor Premises is scheduled to be Substantially Completed on or before March 17, 2017 (the “Second Floor Target Delivery Date”). If Landlord fails to timely Deliver the First Floor Premises or the Second Floor Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the First Floor Premises within 270 days of the First Floor Target Delivery Date or Landlord does not Deliver the Second Floor Premises within 270 days of the Second Floor Target Delivery Date, in either and/or both cases for

5

any reason other than Force Majeure delays and Tenant Delays occurring after the date of the First Amendment, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease and Landlord will return any amounts paid to Landlord by Tenant pursuant to the terms of this Lease. As used herein, the terms “Landlord’s Work,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter. If Tenant does not elect to void this Lease within 10 business days of the lapse of the applicable 270 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect; provided that Tenant will have a second right to terminate this Lease in the event Landlord has still not Delivered the First Floor Premises within 365 days of the First Floor Target Delivery Date for any reason other than Force Majeure delays and Tenant Delays occurring after the date of the First Amendment, which right will be exercisable for a period of 10 business days after such 365 day period.

Notwithstanding the fact that the Premises will not be Delivered to Tenant by such date, Landlord and Tenant hereby agree that the “Commencement Date” of the Lease shall be October 1, 2016, which date shall be subject to day for day extension for Force Majeure delays and Landlord Delays (as defined below). Notwithstanding anything to the contrary contained in this Lease, but provided Tenant is not in Default hereunder, Landlord hereby grants Tenant an abatement of the Base Rent payable during the period beginning on the Commencement Date and ending 10 months after the Commencement Date (“Base Rent Abatement”). For the avoidance of any doubt, there is a single Base Rent Abatement period for the entire Premises that commences on Commencement Date (and not separate Base Rent Abatement periods for the First Floor Premises and the Second Floor Premises.) Subject to the terms of Section 3(a) below, the first day of the 11th month after the Commencement Date shall be the “Rent Commencement Date.” In the event Landlord Delivers the First Floor Premises to Tenant more than 180 days after the First Floor Target Delivery Date (other than as a result of Force Majeure delays and Tenant Delays), the Base Rent Abatement shall be extended and the Rent Commencement Date shall be delayed 1 day for each day after the First Floor Target Delivery Date (as extended on a day for day basis as a result of Force Majeure delays and Tenant Delays) that Landlord fails to Deliver the First Floor Premises to Tenant. In the event Landlord Delivers the Second Floor Premises to Tenant more than 15 days after the Second Floor Target Delivery Date (other than as a result of Force Majeure delays and Tenant Delays), the Rent Commencement Date but only as it applies to Tenant’s obligation to pay Base Rent for the Second Floor Premises portion of the Premises shall be delayed 1 day for each day after the Second Floor Target Delivery Date (as extended on a day for day basis as a result of Force Majeure delays and Tenant Delays) that Landlord fails to Deliver the Second Floor Premises to Tenant.

Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the First Floor Delivery Date, the Second Floor Delivery Date, the Rent Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and any Extension Terms which Tenant may elect pursuant to Section 39 hereof.

Except as set forth in the Work Letter or otherwise expressly set forth in this Lease: (i) Tenant shall accept the First Floor Premises in their condition as of the First Floor Delivery Date with all Landlord’s Work in the First Floor Premises Substantially Complete; (ii) Tenant shall accept the Second Floor Premises in their condition as of the Second Floor Delivery Date with all

6

Landlord’s Work in the Second Floor Premises Substantially Complete; (iii) Landlord shall have no liability for any defects in the Premises, except as set forth herein or in the Work Letter; and (iv) Tenant’s taking possession of the First Floor Premises and the Second Floor Premises, respectively, shall be conclusive evidence that Tenant accepts the First Floor Premises and the Second Floor Premises, respectively, and that the First Floor Premises and the Second Floor Premises, respectively, were in good condition at the time possession was taken. Tenant will not be permitted occupancy of the First Floor Premises prior to the date upon which the First Floor Premises are Delivered to Tenant with Landlord’s Work in the First Floor Premises Substantially Completed nor shall Tenant be permitted occupancy of the Second Floor Premises prior to the date upon which the Second Floor Premises are Delivered to Tenant with Landlord’s Work in the Second Floor Premises Substantially Completed.

Except as otherwise expressly set forth in this Lease (including the Work Letter), Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease (including all exhibits attached hereto and any side letters entered into by and between Landlord and Tenant in connection with this Lease) constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.” Landlord and Tenant hereby agree and acknowledge that the stipulated Commencement Date of October 1, 2016, is being agreed upon by the parties to account for certain delays (including, without limitation, Tenant Delays) which have occurred up to the date of this First Amendment and such Commencement Date takes into account all such delays and will not be altered for any other delays which may have occurred or are claimed to have occurred up to and including the date of this First Amendment.

Landlord Delays, Construction Period and Excess TI Costs.

a. As used in the Lease, the term “Landlord Delay” shall mean (x) any actual delay resulting directly from Landlord’s failure to approve or disapprove (pursuant to the terms of the Work Letter) any item requiring Landlord’s approval or disapproval within the time period provided for such approval or disapproval in the Work Letter, or if no period is provided within a reasonable period (not to exceed 5 business days unless more than 5 business days is reasonably required for Landlord to obtain the information reasonably determined by Landlord to be necessary to grant its approval or disapproval), (y) any actual delay in the design and/or construction of Landlord’s Work caused by Landlord’s employees, agents, contractors or Landlord Representatives; provided, however, that if Tenant or any of Tenant’s Representatives have knowledge of the Landlord Delay it shall only be a Landlord Delay if the delay is not cured within one (1) business day after Landlord’s receipt of written notice thereof from Tenant, or (z) other than as a result of Force Majeure delays, the failure to substantially complete the parking structure serving the Project and make such structure available for Tenant’s use by the First Floor Delivery Date. In no event shall any Landlord Delay be attributed to any period prior to the date of this First Amendment.

b. Section 7(b)(i) of the Work Letter attached as Exhibit C to the Lease is hereby amended and restated as follows:

“(i) “Construction Period” shall mean the period from the date of the Lease until the date of Delivery of the Premises to Tenant with Landlord’s Work Substantially Complete (regardless of any Tenant Delays); provided, however, that, if there are more than 120 days of Tenant Delay

7

which occur after the date of this First Amendment, Landlord may if it so elects, notwithstanding anything to the contrary contained in the Lease (and/or this Work Letter), (x) terminate this Lease, upon written notice to Tenant, in which case the Construction Period shall terminate and Landlord may pursue all of its rights and remedies under the Lease (and this Work Letter) or (y) construct and Deliver (i) the First Floor Premises (as defined in the First Amendment) with Tenant Improvements shown in the space plan attached to the First Amendment as Annex 3 and (ii) the Second Floor Premises (as defined in the First Amendment) with Tenant Improvements as determined by Landlord, in its sole and absolute discretion including, without limitation, changing the TI Construction Drawings so that the Tenant Improvements are consistent with a so-called spec build-out for one or more tenants and without any further input required or permitted by Tenant, but Tenant shall not be responsible for Excess TI Costs with respect to the Tenant Improvements in excess of the remaining Tenant Improvement Allowance (plus any Additional Tenant Improvement Allowance elected to be used by Tenant) unless Tenant has approved such Excess TI Costs (in Tenant’s sole discretion), and Tenant agrees to accept the Second Floor Premises in their as is condition upon Delivery.”

c. Attached hereto as Exhibit A is the current Budget for the Tenant Improvements. Tenant acknowledges and agrees that, as of the date of this First Amendment, Tenant approves Excess TI Costs in the amount of $1,130,784. Tenant hereby elects, and Landlord agrees, to apply the entire Additional Tenant Improvement Allowance as set forth in Section 5(b) of the Work Letter toward the cost of the Tenant Improvements. The Excess TI Costs remaining after application of the Additional Tenant Improvement Allowance will, subject to the terms of the Work Letter, initially be paid by Tenant in two installments, the first no later than December 9, 2016 and the second on January 16, 2017, subject to Tenant’s receipt of supporting documentation reflecting the amount owed at least five (5) business days prior to each payment date (and each such payment date shall be extended on a day for day basis if Tenant has not received the supporting documentation at least five (5) business days prior to such payment date).

Operating Expenses.

The first 2 paragraphs of Section 5 of the Lease are hereby deleted in their entirety and replaced with the following:

“5. Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. Commencing on (i) with respect to the First Floor Premises, the earlier to occur of the First Floor Delivery Date or the date that Landlord could have Delivered the First Floor Premises to Tenant but for Tenant Delays occurring after the date of the First Amendment, and (ii) with respect to the Second Floor Premises, the earlier to occur of the Second Floor Delivery Date or the date that Landlord could have Delivered the Second Floor Premises to Tenant but for Tenant Delays occurring after the date of the First Amendment, and continuing thereafter on the first day of each month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

Notwithstanding anything to the contrary contained in this Lease, for the period commencing on the First Floor Delivery Date through the Second Floor Delivery Date, Tenant shall only be required to pay Operating Expenses with respect to the First Floor Premises (and during such period Tenant’s Share of Operating Expenses of the Building shall be 49.53% and Tenant’s Share of Operating Expenses of Project shall be 18.81%). Tenant shall commence paying Operating Expenses with respect to the Second Floor Premises on the Second Floor Delivery Date; provided, however, that for the period commencing on the Second

8

Floor Delivery Date through the last day of the 18th month after the First Floor Delivery Date, Tenant shall be required to pay Operating Expenses with respect to only 50,000 rentable square feet of the Premises. During such period, Tenant’s Share of Operating Expenses of Building shall be 79.37% and Tenant’s Share of Operating Expenses of Project shall be 30.13%. Tenant shall commence paying Operating Expenses with respect to the entire Premises on the first day of the 19th month after the First Floor Delivery Date.”

Section 5(a) of the Lease is hereby deleted in its entirety and replaced with the following:

“(a) the original construction costs of the Project and renovation prior to the First Floor Delivery Date (and the original construction costs of the parking structure) and costs of correcting defects in all such original construction or renovation;”

First Floor Delivery Date. The reference to “Commencement Date” is changed to “First Floor Delivery Date” in all instances where it appears in the following locations: Section 7, Section 9, Section 17 and Section 30.

Community Center Amenities. Notwithstanding anything to the contrary contained in the Lease, the Amenities Commencement Date shall occur on the earlier to occur of the First Floor Premises Delivery Date and the date that Landlord could have Delivered the First Floor Premises but for Tenant Delays and Tenant shall commence paying the Amenities Fee for the First Floor Premises portion of the Premises. Tenant shall commence paying the Amenities Fee for the Second Floor Premises portion of the Premises on the earlier to occur of the Second Floor Premises Delivery Date and the date that Landlord could have Delivered the Second Floor Premises but for Tenant Delays.

Discontinued Use. The reference to “Rent Commencement Date” in Section 44(p) of the Lease is hereby deleted and replaced with “First Floor Delivery Date.”

Utilities/Repair and Maintenance. Tenant’s obligation to pay for Utilities as set forth in Section 11 and Tenant’s repair and maintenance obligations under the Lease will not commence until the First Floor Delivery Date with respect to the First Floor Premises and with respect to the Second Floor Deliver Date with respect to the Second Floor Premises.

Space Plan/Schedule. Landlord and Tenant have approved a revised space plan for the Tenant Improvements and Annex 3 to the Lease is hereby replaced with Annex 3 attached to this First Amendment. The current schedule for completion of the Tenant Improvements is attached hereto as Annex 4.

Other Work Letter Changes.

a. Landlord will insure (or cause the applicable contractor(s) to insure) the Landlord’s Work with respect to the First Floor Premises until the First Floor Delivery Date and any damage to Landlord’s Work in the First Floor Premises prior to such date shall be repaired by Landlord. Landlord will insure (or cause the applicable contractor(s) to insure) the Landlord’s Work with respect to the Second Floor Premises until the Second Floor Delivery Date and any damage to Landlord’s Work in the Second Floor Premises prior to such date shall be repaired by Landlord.

b. Tenant shall not have the right to request any Changes to the First Floor Premises which may delay the delivery of the First Floor Premises beyond February 14, 2017.

OFAC. Tenant is currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S.

9

Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

Miscellaneous.

This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective agents and assigns.

This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

10

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

THE MEDICINES COMPANY, a Delaware corporation

By:
Its:

LANDLORD:

ARE-SD REGION NO. 35, LLC, a Delaware limited liability company By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member By: ARE-QRS CORP., a Maryland corporation, general partner
By:
Its:

11

Exhibit A

Budget

3013 Science Center Drive - The Medicines Company

December 6, 2016

Building	Spectrum 11 - 3013 Science Park Road
Tenant	The Medicines Company
Suite	N/A
Rentable Square Feet (subject to change)	63,000
Usable Square Feet (subject to change)	63,000

Item	Comments	Qty	Unit	$/Unit	Total
Hard Costs					
DPR Guaranteed Maximum Price	Phase 1 GMP dated: 08/05/16	33,000	sf	$337.15	$11,126,000
L2 Finishes	Phase 2 GMP dated 10/10/2016, from warm shell condition	30,000		$113.83	$3,415,000
FF&E	Not Included	63,000	sf	$0.00	$0
Total Hard Cost		63,000	sf		**$14,541,000**
Soft Costs					
Base Design Contract - DGA					$668,820
Architectural Change Order #03					$66,666
Architectural Change Order #04	L1 Test fits				$37,800
Architectural Change Order #05	L2 Test Fits, Common Lobby				$26,800
Architectural Change Order #06	Full First Floor & Majority MEP Re-design				$274,950
Architectural Change Order #07	Sewer Engineering				$7,370
Architectural Change Order #08	Second Floor Architectural & MEP				$269,855
Architectural Change Order #09	Recycled Casework				$14,025
Architectural Change Order #10	L2 Test Fits T&M, Arch Flash Study				$16,350
Title 24 Code Part 6 Commissioning - Tim Short Engineering					$28,500
Commissioning - exp.					$79,550
Acoustical Consultant Allowance					$5,000
Special Inspections	ESTIMATE				$32,000
Permits & Fees	**Paid to date,** includes L1 Construction Change, L2 new permit				$137,098
Remaining Permits & Fees	ESTIMATE				$0
Total Soft Costs					**$1,664,784**
Contingency		0.00%			**$0**
Administrative Costs					
Hughes Marino					210,000
Landlord Administrative Rent					150,000
Total Administrative Costs					**$360,000**
Total Tenant Improvement Cost		**63,000**		**$262.95**	**$16,565,784**
Tenant Improvement Allowance		63,000	$200		12,600,000
Additional Tenant Improvement Allowance (MedCo Requested)		63,000	$45		2,835,000
Total Allowance					**15,435,000**
TI Allowance - Cost Delta (Tenant Funded)					**($1,130,784)**

ANNEX 3

SPACE PLAN

CHEMISTRY LAB
M or R HOLDING 3
M or R HOLDING 2
PROCEDURE 2
SM ANIMAL HOLDING 1
PROCEDURE 1
CAGE WASH - CLEAN
CAGE WASH - DIRTY
LAB UTILITY ROOM
BOILER ROOM
ELECTRICAL RM.
CHEMICAL STORAGE
CHEMICAL WASTE
DOWN
CLEAN STORAGE
VIV TEAM ROOM
VIV RECEIVING
NECROPSY
DIRTY STORAGE
MEDIA PREP
GLASS WASH
NMR
EMR
STAIRS
MPOE
COLD ROOM
WARM ROOM
TISSUE CULTURE
JANITOR
LAB CORRIDOR
LAB SUPPORT
WELLNESS
SHOWER
MEN'S RESTROOM
WOMEN'S RESTROOM
COMMON BREAK
COMMON STORAGE
COMMON LOUNGE
EMR
IDF/SERVER
LAB STORAGE
FACILITIES/SUPPLY
OFFICE STORAGE
RECEIVING
BIOLOGY & PHARMA LAB
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
COPY/MAIL
SML CONF
OPEN OFFICE
COMMON LIVING ROOM
MED CONF
MED CONF
OFFICE
OFFICE
OFFICE
OFFICE
HUDDLE
HUDDLE
OPEN OFFICE
MED CONF

DGA planning | architecture | interiors

The Medicines Company

ALEXANDRIA.

Spectrum 2 - MEDCO 1ST FLOOR

12/01/16

1/16" = 1'-0"

Annex 3-1

OPEN OFFICE
TENANT LOBBY
TEAM ROOM
TEAM ROOM
COPY
(E) RESTROOM
(E) RESTROOM
ROOF ACCESS
COMMON CIRCULATION
(E) BUILDING RECEPTION
LAB SUPPORT
LAB
LAB SUPPORT
LAB SUPPORT
LAB SUPPORT
ELEC
STAIR 1
FREIGHT ELEVATOR
OFFICE / TEAM ROOM
LAB COLLAB
PHONE ROOM
PHONE ROOM
PHONE ROOM
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
STOR / JAN
IDF
WORK ROOM
BREAK ROOM
ELEVATOR
IDF
STOR
TENANT LOBBY
BREAK ROOM
CONFERENCE
OFFICE / TEAM ROOM
OFFICE / TEAM ROOM
OFFICE
OFFICE
OFFICE
OPEN OFFICE
OFFICE
OFFICE
PHONE ROOM
OPEN OFFICE
CONFERENCE
COPY
OPEN OFFICE
PREFUNCTION

DGA planning | architecture | interiors

The Medicines Company

ALEXANDRIA.

Spectrum 2 - 2ND FLOOR

12/01/16

1/16" = 1'-0"

Annex 3-2

ANNEX 4

CONSTRUCTION SCHEDULE

Annex 3-1

Activity ID	Activity Name	ginal Dur	Start	Finish
	ARE - Spectrum 3013 Shell/TI Medco Reprogrammi	158d	01-Aug-16 A	20-Mar-17
	Project Milestones	14d	23-Dec-16	13-Jan-17
	Tenant Improvement Milestones	56d	28-Dec-16	20-Mar-17
	2nd Floor Milestones	34d	24-Jan-17	14-Mar-17
	Construction	158d	01-Aug-16 A	17-Mar-17
	Building 3013 Shell	125d	01-Aug-16 A	30-Jan-17
	Building 3013 TI	137d	16-Aug-16 A	16-Mar-17
	Utility Rooms and Roof	46d	17-Oct-16 A	05-Jan-17
	Area 2 - L1 Vivarium	35d	21-Nov-16 A	30-Jan-17
	Area 3 - L1 Labs	52d	10-Nov-16 A	30-Jan-17
	Area 4 - L1 Offices and Conf. Rms.	63d	27-Oct-16 A	31-Jan-17
	2nd Floor Spec Suites	92d	17-Oct-16 A	14-Mar-17
	East Side Lab and Offices	92d	17-Oct-16 A	14-Mar-17
	West Side Offices	87d	19-Oct-16 A	07-Mar-17
	Area 5 - Core and Lobby	106d	16-Aug-16 A	31-Jan-17
	Start-up / Cx	54d	28-Dec-16	16-Mar-17
	TI Site Improvements	20d	16-Dec-16	17-Jan-17
	Final Inspections / Occupancy 1st Floor	17d	06-Jan-17	31-Jan-17
	Final Inspections / Occupancy 2nd Floor	10d	06-Mar-17	17-Mar-17

December 2016
January 2017
February 2017
March 2017
W49
W50
W51
W52
W1
W2
W3
W4
W5
W6
W7
W8
W9
W10
W11
W12

Medco TI

Page 1 of 1
Print Date: 16-Dec-16
Data Date: 14-Dec-16

Annex 3-2

EXHIBIT D

LETTER OF CREDIT

The Medicines Company

8 Sylvan Way

Parsippany, New Jersey 07054

ATTN:

RE: Irrevocable Letter of Credit No.                                      for U.S. $424,644.28

Ladies and Gentlemen:

We hereby issue our irrevocable Letter of Credit No.                                      in favor of THE MEDICINES COMPANY, a Delaware corporation (“Beneficiary”), for the account of GOSSAMER BIO, INC., a                      corporation (“Applicant”)

We undertake to honor from time to time your draft or drafts at sight on us not exceeding in the aggregate Four Hundred Twenty-Four Thousand Six Hundred Forty-Four and 28/100 U.S. Dollars (U.S. $424,644.28). All drafts hereunder must be marked “Drawn under Irrevocable Letter of Credit No.                     , dated                             , 20            .”

Presentation of drafts drawn hereunder may be made at any time on or before the expiration date hereof at our offices located at                                                                                                                       . Presentation on or before noon of any day other than a Saturday, Sunday or other day on which all commercial banks in (city), (state) are authorized or required to be closed (“Banking Day”) shall result in payment to Beneficiary on the same date. Drafts presented after noon on any Banking Day shall result in payment to Beneficiary on the next Banking Day. We hereby waive any right that we may otherwise have to delay payment to a later date. If the expiration date is not a Banking Day, drafts presented on the first following Banking Day shall be deemed timely. Any notice of dishonor must be given within the applicable time period set forth above for payment.

Partial drawings are permitted, and this Letter of Credit shall, except to the extent reduced thereby, survive any partial drawings.

This Letter of Credit is valid through and including                                                  , 20            .

It is a condition of this Letter of Credit that it shall be automatically renewed for successive terms of one (1) year from the above-stated or any future expiration date, which shall become effective without amendment unless Beneficiary receives, not less than sixty (60) days before the above-stated or any future expiration date, written notice from us (in the manner below provided) that we have elected not to renew this Letter of Credit for any

Annex 3-3

such additional term. If Beneficiary receives such notice of non-renewal from us, then Beneficiary may at any time prior to the then current expiration date hereof present its draft for payment hereunder.

Any notice to Beneficiary in connection with this Letter of Credit shall be in writing and shall be delivered in hand with receipt acknowledged, or by certified mail (return receipt requested), to The Medicines Company, 8 Sylvan Way, Parsippany, New Jersey 07054, ATTN:                                                   (or to such other address for any such notices which Beneficiary may hereafter specify) in a written notice delivered to the undersigned.

We agree that we shall have no duty or right to inquire as to the basis upon which Beneficiary has determined to present to us any draft under this Letter of Credit. We hereby waive any defense based upon any allegation of fraud.

We shall not be required or entitled to inquire as to the authority of the person signing any draft or other instrument contemplated hereunder on behalf of Beneficiary, and we shall accept such signature as conclusive evidence of authority.

This Letter of Credit is transferable in its entirety and not in part to any transferee. Upon any such transfer, all references herein to the beneficiary shall be automatically changed to such transferee, and draft(s) may be issued by such transferee rather than the beneficiary.

This irrevocable Letter of Credit is subject to the International Standby Practices 1998 (“ISP98”), International Chamber of Commerce Publication 590 and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of California.

All of the terms and conditions of this Letter of Credit are contained herein and shall not be altered except by reduction in the amount due to corresponding payments in like amount in compliance with the aforementioned terms. Except as otherwise expressly set forth herein, there are no conditions to this Letter of Credit.

Very truly yours,

By:

Title:

Annex 3-4